Exhibit 4.1

Coordination Agreement
among
MetLife, Inc.,
Alico Holdings LLC
and
American International Group, Inc.
Dated as of March 1, 2011

     This Coordination Agreement (this “Agreement”) is made as of March 1, 2011, by and among MetLife, Inc., a Delaware corporation (the “Company”), ALICO Holdings LLC, a Delaware limited liability company (the “Seller”), and American International Group, Inc., a Delaware corporation (the “Parent”).
W i t n e s s e t h:
     Whereas, the Seller owns 6,857,000 shares of Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock of the Company (the “Shares”);
     Whereas, the Seller desires to sell to the Company, and the Company desires to repurchase from the Seller, the Designated Shares to be determined in accordance with the terms of this Agreement, such sale and repurchase to be upon the terms and subject to the conditions set forth in this Agreement (together with the other transactions contemplated by this Agreement, including the execution and delivery of the Amended Indemnification Control Agreement and the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment, the “Transaction”); and
     Whereas, the Parties wish to enter into certain agreements and understandings relating to the Stock Purchase Agreement, the Ancillary Agreements, the Common Stock Offering and the AIG Equity Unit Public Offering.
     Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
Definitions
     SECTION 1.1 Certain Terms. Whenever used in this Agreement, the following terms shall have the respective meanings given to them below:
      “338 Estimated Payment Amount” means the amount required to be paid by the Seller to the Company under paragraph A of that certain Letter Agreement Regarding the Revised Undisputed Amount to be executed by the Parties concurrently with the execution of this Agreement, which, for the avoidance of doubt, includes interest (at an interest rate per annum equal to the average of the three month LIBOR for United States dollars that appears on page LIBOR 01 (or a successor page) of the Reuters Telerate Screen as of 11:00 a.m. (London time) on each day during the period for which interest is to be paid, on the basis of a year of 365 days, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable) from February 15, 2011 to the 338 Estimated Payment Date.
     “338 Estimated Payment Date” means the date that the Seller pays, or causes to be paid, to the Company, in accordance with Section 6.6(g), an amount equal to the 338 Estimated Payment Amount.
     “Action” means any claim, action, suit, litigation, arbitration or proceeding by or before any Governmental Authority.

     “Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with another Person. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean, the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that, for the purposes of this Agreement, neither the Company, on the one hand, nor the Parent and the Seller, on the other hand, shall be deemed to be an Affiliate of one another; provided, further, that, for the avoidance of doubt, the United States Department of the Treasury shall be deemed not to be an Affiliate of the Seller or the Parent.
     “Aggregate Net Proceeds” has the meaning set forth in Section 6.6(g).
     “Agreement” has the meaning set forth in the Preamble.
     “AIG Common Stock Public Offering” means the secondary resale of Common Stock by the Seller to be commenced on the date hereof and as contemplated by the related preliminary prospectus supplement dated as of the date hereof and attached hereto as Exhibit A.
     “AIG Equity Unit Public Offering” means the secondary resale of Common Equity Unit by the Seller to be commenced on the date hereof and as contemplated by the related preliminary prospectus supplement dated as of the date hereof and attached hereto as Exhibit B.
     “AIG Public Offerings” means, collectively, the AIG Common Stock Public Offering and the AIG Equity Unit Public Offering.
     “Amended Indemnification Control Agreement” has the meaning set forth in Section 6.6(a).
     “Ancillary Agreements” means the agreements entered into in connection with the transactions contemplated by the Stock Purchase Agreement to the extent affected by this Agreement, including the Investor Rights Agreement and the Indemnification Control Agreement.
     “Business Day” means any day other than a Saturday, Sunday or a day on which banks are required or authorized to close in New York City.
     “Closing” has the meaning set forth in Section 2.2.
     “Closing Date” has the meaning set forth in Section 2.2.
     “Collateral Account Shortfall” has the meaning set forth in Section 6.6(b).
     “Common Equity Units” has the meaning set forth in the Stock Purchase Contract Agreement.

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     “Common Stock” means the Company’s common stock, par value $0.01 per share.
     “Common Stock Offering” means, collectively, the MetLife Public Offering and the AIG Common Stock Public Offering.
     “Company” has the meaning set forth in the Preamble.
     “Designated Shares” means the number of Shares equal to the lesser of (a) 6,857,000 and (b) the number of shares of Common Stock actually sold and delivered by the Company in the MetLife Public Offering divided by ten (rounded upward to the nearest whole number).
     “Eligible Collateral” has the meaning set forth in the Stock Purchase Agreement.
     “Equity Units Net Proceeds” has the meaning set forth in Section 6.6(b).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Governmental Approval” has the meaning set forth in Section 3.3(a).
     “Governmental Authority” means any federal, state, provincial or local domestic or foreign governmental, legislative, judicial, administrative, arbitral or regulatory or self-regulatory authority, agency, commission, body, court or entity.
     “Indemnification Collateral” has the meaning set forth in the Indemnification Control Agreement.
     “Indemnification Collateral Account” has the meaning set forth in the Indemnification Control Agreement.
     “Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment” means the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment to be entered into by the Parties and Deutsche Bank Trust Company Americas, as securities intermediary, pledge collateral agent and stock purchase contract agent, promptly following the pricing of the AIG Equity Unit Public Offering and delivered to the Collateral Agent in accordance with Section 6.6(a), which will waive certain provisions of the Amended Indemnification Control Agreement in order to permit the release of Common Equity Units and the substitution of cash therefor and specify the amounts thereof, all as set forth in Section 6.6(b) and Section 6.6(g).
     “Indemnification Control Agreement” means the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010, by and among the Parties and Deutsche Bank Trust Company Americas, as securities intermediary, pledge collateral agent and stock purchase contract agent.
     “Investor Rights Agreement” means the Investor Rights Agreement, dated as of November 1, 2010, by and among the Parties.
     “Law” means any federal, state, provincial or local, domestic or foreign law, statute, legislation, code, treaty, ordinance, or common law or any rule, regulation, Order,

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agency requirement or other requirement or rule of law of any Governmental Authority, including any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.
     “Lien” means any pledge, option, mortgage, deed of trust, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or proxy, warrant or convertible or exchangeable security, or any other right or claim of any third party (including any preemptive, subscription, call or similar right).
     “Managing Underwriter” means Goldman, Sachs & Co., as a global coordinator of the Common Stock Offering and the AIG Equity Unit Public Offering.
     “MetLife Public Offering” means the registered public offering of shares of Common Stock by the Company to be commenced on the date hereof and as contemplated by the related preliminary prospectus supplement dated as of the date hereof and attached hereto as Exhibit A.
     “Net Proceeds” means, with respect to any offering of securities, the aggregate proceeds received by the applicable offeror, less underwriting discounts and commissions to be paid to the underwriter(s) in connection with the applicable offering.
     “Order” means any order, writ, judgment, injunction, ruling, decree, stipulation, determination or award entered or issued by or with any Governmental Authority.
     “Organizational Document” means any charter, certificate of incorporation, articles of association, bylaws, operating agreement or similar formation or governing documents and instruments.
     “Parent” has the meaning set forth in the Preamble.
     “Parties” means the Company, the Seller and the Parent.
     “Permitted Investments” has the meaning set forth in the Amended Indemnification Control Agreement.
     “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.
     “Purchase Price” has the meaning set forth in Section 2.3.
     “Representatives” of a Person means the directors, officers, employees, advisors, agents, stockholders, members, partners, principals, consultants, accountants, counsel, investment bankers or other representatives of such Person and of such Person’s Affiliates.
     “Securities Act” means the Securities Act of 1933.

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     “Securities Intermediary” has the meaning set forth in Section 6.6(a).
     “Seller” has the meaning set forth in the Preamble.
     “Shares” has the meaning set forth in the Recitals.
     “Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of March 7, 2010, by and among the Parties.
     “Stock Purchase Contract Agreement” means the Stock Purchase Contract Agreement, dated as of November 1, 2010, by and between the Company and Deutsche Bank Trust Company Americas, as stock purchase contract agent.
     “Taxes” means all federal, state, local or foreign taxes, charges, imposts, payments in lieu, and levies or other assessments or charges of any kind whatsoever, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, premium, alternative or add-on minimum, single business, margin, inventory, capital stock, bulk, production, recording, registration, mortgage, stamp, real estate excise, withholding, payroll, employment, social security, unemployment, excise, occupation, real property, personal property, environmental, intangible property and estimated taxes, customs duties, and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto.
     “Termination Date” means March 18, 2011.
     “Third Party Approval” has the meaning set forth in Section 3.3(b).
     “Transaction” has the meaning set forth in the Recitals.
     “Unpurchased Shares” means any Shares that are not sold by the Seller and repurchased by the Company pursuant to Section 2.1.
     SECTION 1.2 Terms Generally.
(a) The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits hereto and Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears.
(b) All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, Exhibits to and Schedules delivered with this Agreement unless the context shall otherwise require.
(c) All references herein to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, includes rules and regulations promulgated under said statutes) and to

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any section of any statute, rule or regulation including any successor to said section.
(d) All references herein to a Person are also to its successors and permitted assigns.
(e) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”
(f) The definitions given for terms in this Article 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.
(g) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(h) Except as otherwise expressly provided herein, all references to “Dollars” or “$” shall be deemed references to the lawful money of the United States of America.
(i) All time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the date on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.
ARTICLE 2
Repurchase and Sale of the Shares; Closing
     SECTION 2.1 Repurchase and Sale of the Shares.
(a) At the Closing, upon the terms and subject to the conditions set forth in this Agreement, the Company shall repurchase, acquire and accept from the Seller, and the Seller shall sell, assign, transfer, convey and deliver to the Company, free and clear of all Liens, all of the Seller’s right, title and interest in and to the Designated Shares.
(b) In connection with the Common Stock Offering, in the event that the Managing Underwriter advises the Parties in writing that, in its opinion, the number of shares of Common Stock requested to be included in the Common Stock Offering exceeds the number that can be sold in such offering, then the Parties agree that the Common Stock Offering shall include the maximum number of shares of Common Stock that the Managing Underwriter advises can be so sold, and shall be allocated (i) first, to the shares of Common Stock the Company proposes to sell in the MetLife Public Offering, and (ii) second, to the shares of Common Stock that the Seller proposes to sell in the AIG Common Stock Public Offering.

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     SECTION 2.2 Closing. Unless this Agreement shall have been earlier terminated pursuant to Article 9 and subject to the satisfaction or waiver of each of the conditions to the Closing set forth in Article 8, the closing (the “Closing”) of the Transaction shall take place at the location of the closing of the MetLife Public Offering and immediately following the satisfaction or waiver of the last of the conditions to the Closing required to be satisfied or waived pursuant to Article 8 (other than conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or such other date as the Parties may mutually agree upon in writing (the “Closing Date”).
     SECTION 2.3 Purchase Price. At the Closing, upon the terms and subject to the conditions set forth in this Agreement, and in consideration of the Transaction, the Company shall pay to the Seller cash in an amount, expressed in Dollars, equal to: (a) the product of (x) the number of Designated Shares being purchased pursuant to Section 2.1 and (y) ten; multiplied by (b) a fraction, the numerator of which is the amount of Net Proceeds received by the Company from the MetLife Public Offering and the denominator of which is the actual number of shares of Common Stock sold and delivered by the Company in the MetLife Public Offering (the “Purchase Price”). From and after the Seller’s receipt of the Purchase Price, all of the rights and preferences of each of the Designated Shares shall cease and none of the Designated Shares shall thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. For the avoidance of doubt, all of the rights and preferences of the Unpurchased Shares shall remain in effect and shall not be altered or affected by this Agreement.
     SECTION 2.4 Closing Deliverables. At the Closing:
(a) the Seller or the Parent, as applicable, shall deliver, or cause to be delivered, the following documents and deliverables to the Company (each in form and substance reasonably acceptable to the Company and its legal counsel):
(i) one or more stock certificates evidencing all of the Shares, duly endorsed in favor of the Company or with stock powers duly endorsed in blank or other proper instruments of assignment duly endorsed in blank, in proper form for transfer;
(ii) a receipt duly executed by an authorized executive officer of the Seller evidencing receipt by the Seller of (A) payment, and delivery by the Company, of the Purchase Price and (B) one or more stock certificates evidencing the Unpurchased Shares, registered in the name of the Seller;
(iii) a copy, certified as of the Closing Date by an authorized executive officer of the Parent and an authorized executive officer of the Seller, of, in the case of the Parent, the resolutions of the Parent’s board of directors, and in the case of the Seller, the written consent of

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the Seller’s board of managers, authorizing the execution and delivery of this Agreement and the consummation of the Transaction;
(iv) the certificates of an authorized executive officer of the Parent and an authorized executive officer of the Seller required to be delivered by the Parent and the Seller pursuant to Section 8.2(c); and
(v) copies (or other evidence) of any and all valid Governmental Approvals obtained, filed or made by the Parent, the Seller or any of their respective Affiliates in satisfaction of Section 8.1(c).
(b) the Company shall deliver, or cause to be delivered, the following documents and deliverables to the Seller (each in form and substance reasonably acceptable to the Seller and its legal counsel):
(i) cash, by wire transfer of immediately available funds to an account or accounts specified in advance by the Seller in writing, in an aggregate amount equal to the Purchase Price;
(ii) a receipt duly executed by an authorized executive officer of the Company evidencing receipt by the Company of one or more stock certificates evidencing the Designated Shares, duly endorsed in favor of the Company or with stock powers duly endorsed in blank or other proper instruments of assignment duly endorsed in blank, in proper form for transfer;
(iii) a copy, certified as of the Closing Date by an authorized executive officer of the Company, of the resolutions of the Company’s board of directors and the Finance and Risk Committee of the Company’s board of directors authorizing the execution and delivery of this Agreement and the consummation of the Transaction;
(iv) the certificate of an authorized executive officer of the Company required to be delivered by the Company pursuant to Section 8.3(c);
(v) copies (or other evidence) of any and all valid Governmental Approvals obtained, filed or made by the Company or any of its Affiliates in satisfaction of Section 8.1(c); and
(vi) one or more stock certificates evidencing the Unpurchased Shares, registered in the name of the Seller.
(c) each of the Parties shall execute and deliver, or cause to be executed and delivered, such other instruments or documents as the Parties agree may be reasonably necessary to consummate and give effect to the Transaction.

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ARTICLE 3
Representations and Warranties of the Seller
     The Seller hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:
     SECTION 3.1 Organization and Standing. The Seller is a Delaware limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.
     SECTION 3.2 Corporate Power; Authorization. The Seller has all requisite corporate or other organizational power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized and approved by all requisite corporate or other organizational action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.
     SECTION 3.3 Consents; No Conflicts.
(a) No consent, approval, Order or authorization of, or registration, declaration or filing with, or prior notice to, any Governmental Authority (each, a “Governmental Approval”) is required on the part of the Seller or any of its Affiliates in connection with the execution and delivery of this Agreement and the consummation by the Seller of the Transaction, except (i) the Governmental Approvals required by applicable Law set forth on Schedule I attached hereto, (ii) any pre-Closing or post-Closing filings that may be required to be made under the Securities Act or the Exchange Act and (iii) such other Governmental Approvals the failure of which to make or obtain would not prevent, enjoin or materially delay the consummation of the Transaction.
(b) The execution and delivery by the Seller of this Agreement and the consummation by the Seller of the Transaction will not (i) violate or conflict with, or result in a breach of, any Organizational Document of the Seller or any of its Affiliates, (ii) violate or conflict with any Law to which the Seller or any of its Affiliates is subject or bound, which violations or conflicts would prevent, enjoin or materially delay the consummation of the Transaction, (iii) except as set forth on Schedule II attached hereto, result in a violation or breach of any provision of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under any material agreement, undertaking, commitment or obligation to which the Seller or any of its Affiliates is a party, or by which any of their respective assets or properties are subject or bound, which violations, breaches, defaults, terminations, cancellations or accelerations would prevent,

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enjoin or materially delay the consummation of the Transaction or (iv) except as set forth on Schedule II attached hereto, require the consent, approval or authorization of, or filing with, or prior notice to, any Person (other than a Governmental Authority or the Company or any of its Affiliates) the failure of which to obtain, make or provide would prevent, enjoin or materially delay the consummation of the Transaction (each, a “Third Party Approval”).
     SECTION 3.4 Title to the Shares. The Seller owns, beneficially and of record, and has good and marketable title in and to, the Shares, except for any Liens permitted by the Investor Rights Agreement. At the Closing, the Seller shall deliver to the Company valid title to the Designated Shares, free and clear of all Liens.
ARTICLE 4
Representations and Warranties of the Parent
     The Parent hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:
     SECTION 4.1 Organization and Standing. The Parent is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.
     SECTION 4.2 Corporate Power; Authorization. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized and approved by all requisite corporate action on the part of the Parent. This Agreement has been duly and validly executed and delivered by the Parent and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms.
     SECTION 4.3 Consents; No Conflicts.
(a) No Governmental Approval is required on the part of the Parent or any of its Affiliates in connection with the execution and delivery of this Agreement and the consummation by the Parent of the Transaction, except (i) the Governmental Approvals required by applicable Law set forth on Schedule I attached hereto, (ii) any pre-Closing or post-Closing filings that may be required to be made under the Securities Act or the Exchange Act and (iii) such other Governmental Approvals the failure of which to make or obtain would not prevent, enjoin or materially delay the consummation of the Transaction.
(b) The execution and delivery by the Parent of this Agreement and the consummation by the Parent of the Transaction will not (i) violate or conflict with, or result in a breach of, any Organizational Document of the Parent or any of its Affiliates, (ii) violate or conflict with any Law to which the Parent or any of its Affiliates is subject or bound, which violations or conflicts would prevent,

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enjoin or materially delay the consummation of the Transaction, (iii) except as set forth on Schedule II attached hereto,  result in a violation or breach of any provision of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under any material agreement, undertaking, commitment or obligation to which the Parent or any of its Affiliates is a party, or by which any of their respective assets or properties are subject or bound, which violations, breaches, defaults, terminations, cancellations or accelerations would prevent, enjoin or materially delay the consummation of the Transaction or (iv) except as set forth on Schedule II attached hereto, require any Third Party Approvals.
ARTICLE 5
Representations and Warranties of the Company
     The Company hereby represents and warrants to the Parent and the Seller as of the date hereof and as of the Closing Date as follows:
     SECTION 5.1 Organization and Standing. The Company is a Delaware corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware.
     SECTION 5.2 Corporate Power; Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform all obligations to be performed by it hereunder and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized and approved by all requisite corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other Parties, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     SECTION 5.3 Consents; No Conflicts.
(a) No Governmental Approval is required on the part of the Company or any of its Affiliates in connection with the execution and delivery of this Agreement and the consummation by the Company of the Transaction, except (i) the Governmental Approvals required by applicable Law set forth on Schedule I attached hereto, (ii) any pre-Closing or post-Closing filings that may be required to be made under the Securities Act or the Exchange Act and (iii) such other Governmental Approvals the failure of which to make or obtain would not prevent, enjoin or materially delay the consummation of the Transaction.
(b) The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transaction will not (i) violate or conflict with, or result in a breach of, any Organizational Document of the Company or any of its Affiliates, (ii) violate or conflict with any Law to which the Company or any of its Affiliates is subject or bound, which violations or conflicts would prevent, enjoin or materially delay the consummation of the Transaction, (iii)

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result in a violation or breach of any provision of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under any material agreement, undertaking, commitment or obligation to which the Company or any of its Affiliates is a party, or by which any of their respective assets or properties are subject or bound, which violations, breaches, defaults, terminations, cancellations or accelerations would prevent, enjoin or materially delay the consummation of the Transaction or (iv) require any Third Party Approvals.
ARTICLE 6
Covenants
     SECTION 6.1 Reasonable Best Efforts; Other Action.
(a) From the date hereof through the Closing, each of the Parties agrees to use its reasonable best efforts to take, or cause to be taken, all action and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable, subject to applicable Laws, to consummate and give effect to the Transaction as promptly as practicable, including the taking of such actions necessary to satisfy the conditions to Closing set forth in Article 8 that are within the control of such Party. Furthermore, the Parties shall not take, or agree to take, any action that would or is reasonably likely to result in the conditions to Closing set forth in Article 8 not being satisfied, or would make any representation or warranty contained herein inaccurate in any respect at, or as of any time prior to, the Closing, or that would materially impair or delay the ability of the Parties to consummate and give effect to the Closing in accordance with the terms hereof. Notwithstanding anything in this Section 6.1(a) to the contrary, the Parties hereby acknowledge and agree that in no event shall the obligations set forth in this Section 6.1(a) affect or otherwise prejudice the ability of the Company or the Parent to terminate this Agreement pursuant to Section 9.1(b) and Section 9.1(c), respectively.
(b) From and after the Closing, each of the Parties shall, and shall cause their respective Affiliates and Representatives to, execute and deliver such further agreements and other documents and take such other actions as the other Parties may reasonably request, or as are necessary, proper or advisable, to consummate and give effect to the Transaction as promptly as practicable.
     SECTION 6.2 Approvals.
(a) Each of the Parties shall use its reasonable best efforts to obtain as promptly as reasonably practicable any Governmental Approvals or Third Party Approvals that are necessary, proper or advisable (whether so necessary, proper or advisable prior to, at or after the Closing) under this Agreement, or pursuant to applicable Law, to consummate and give effect to the Transaction. Each of the Parties shall cooperate with the reasonable requests of the other Parties in seeking to obtain as promptly as reasonably practicable all such Governmental

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Approvals and Third Party Approvals. None of the Parties shall take or cause to be taken any action that would reasonably be expected to have the effect of delaying, impairing or impeding the receipt of any such required Governmental Approvals or Third Party Approvals.
(b) Without limiting the generality of the foregoing, the Parties shall each promptly make all filings and notifications with all Persons that may be or may become reasonably necessary, proper or advisable under this Agreement, or pursuant to applicable Law, to consummate and give effect to the Transaction.
(c) Each of the Parties shall promptly notify the other Parties of any communication it or any of its Affiliates or its or their respective Representatives receives from any Governmental Authority relating to any required Governmental Approvals; provided, however, that this clause (c) will not apply to conversations between and among the Parent, the Seller and/or the United States Department of the Treasury. The Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing.
     SECTION 6.3 Public Announcement. The Parties, and their respective Affiliates, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the Transaction.
     SECTION 6.4 [Reserved].
     SECTION 6.5 Compensatory Amount. The Parties acknowledge and agree that, effective as of the date hereof, for all purposes, including Section 6.17 of the Stock Purchase Agreement, any references to “shares of the Acquiror Interim Preferred Stock delivered by the Acquiror to the Seller at the Closing in accordance with Section 2.03(d)” in the definition of “Compensatory Amount” set forth in Exhibit A of the Stock Purchase Agreement shall be replaced with “shares of the Acquiror Interim Preferred Stock delivered by the Acquiror to the Seller at the Closing in accordance with Section 2.03(d) that remain issued and outstanding (and are not owned by the Acquiror or any of its Affiliates) as of the third Business Day following the first anniversary of the Closing Date”.
     SECTION 6.6 Indemnification Collateral.
(a) Each of the Parties shall execute and deliver, or cause to be executed and delivered, to the other Parties (i) at or prior to the Closing, the Amended and Restated Indemnification Collateral Account Security and Control Agreement, by and among the Parties and Deutsche Bank Trust Company Americas, as securities intermediary (the “Securities Intermediary”), pledge collateral agent and stock purchase contract agent, and substantially in the form attached hereto as Exhibit C (the “Amended Indemnification Control Agreement”) and (ii)

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promptly following the pricing of the AIG Equity Unit Public Offering, the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment and concurrently deliver, or cause to be delivered, the fully executed Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment to the Securities Intermediary in accordance with the notice procedures and any other applicable requirements set forth in the Indemnification Control Agreement.
(b) In accordance with the Stock Purchase Agreement, the Ancillary Agreements and the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment, the Parties shall take, or cause to be taken, all actions and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause (x) any Net Proceeds from the AIG Equity Unit Public Offering (the “Equity Units Net Proceeds”) to be directly deposited by the Managing Underwriter by wire transfer of immediately available funds to the Indemnification Collateral Account as Eligible Collateral on the date of, and immediately following, the consummation of the AIG Equity Unit Public Offering and (y) the Securities Intermediary to release the Common Equity Units as specified in the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment; provided, that, notwithstanding any provisions of the Stock Purchase Agreement or any of the Ancillary Agreements to the contrary, pursuant to Section 12.08 of the Stock Purchase Agreement, the Parties hereby agree:
(i) In the event that the Equity Units Net Proceeds are equal to or exceed $3,000,000,000, the Parties shall take, or cause to be taken, all actions and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause (A) concurrently with the release of the Common Equity Units offered and sold in the AIG Equity Unit Public Offering, $3,000,000,000, constituting all or a portion of the Equity Units Net Proceeds, to be directly deposited by the Managing Underwriter by wire transfer of immediately available funds to the Indemnification Collateral Account as Eligible Collateral on the date of, and immediately following, the consummation of the AIG Equity Unit Public Offering, (B) following the deposit into the Indemnification Collateral Account of the amount specified in clause (A) above, any Equity Units Net Proceeds in excess of $3,000,000,000 to be directly deposited by the Managing Underwriter by wire transfer of immediately available funds to an account or accounts designated in advance by the Seller in writing and (C) following the deposit into the Indemnification Collateral Account of the amount specified in clause (A) above, any Common Equity Units held in the Indemnification Collateral Account after the consummation of the AIG Equity Unit Public Offering and the release of Common Equity Units contemplated by clause (A) above to be released to the Seller by the Securities Intermediary from the Indemnification Collateral Account.
(ii) In the event that less than all of the Common Equity Units held in the Indemnification Collateral Account as of the date hereof are sold pursuant to the AIG Equity Unit Public Offering, and the Equity Units Net Proceeds constitute less than $3,000,000,000, the Parties shall take, or cause to be taken, all actions and cooperate with each other to promptly

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do, or cause to be done, all things necessary, proper or advisable to cause (A) concurrently with the release of any Common Equity Units offered and sold in the AIG Equity Unit Public Offering, an amount of such Equity Units Net Proceeds equal to the aggregate stated value of the Common Equity Units sold in the AIG Equity Unit Public Offering to be directly deposited by the Managing Underwriter by wire transfer of immediately available funds to the Indemnification Collateral Account as Eligible Collateral on the date of, and immediately following, the consummation of the AIG Equity Unit Public Offering and (B) following the deposit into the Indemnification Collateral Account of the amount specified in clause (A) above, any excess of such Equity Units Net Proceeds over the aggregate stated amount of the Common Equity Units actually sold pursuant to the AIG Equity Unit Public Offering to be directly deposited by the Managing Underwriter by wire transfer of immediately available funds to an account or account(s) designated in advance by the Seller in writing.
(iii) In the event that all of the Common Equity Units held in the Indemnification Collateral Account as of the date hereof are sold pursuant to the AIG Equity Unit Public Offering, and the Equity Units Net Proceeds constitute less than $3,000,000,000 (the amount by which $3,000,000,000 exceeds such Equity Units Net Proceeds being, the “Collateral Account Shortfall”), the Parties shall take, or cause to be taken, all actions and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause, concurrently with the release of the Common Equity Units offered and sold in the AIG Equity Unit Public Offering, all such Equity Units Net Proceeds to be directly deposited by the Managing Underwriter by wire transfer of immediately available funds to the Indemnification Collateral Account as Eligible Collateral on the date of, and immediately following, the consummation of the AIG Equity Unit Public Offering.
(iv) In the event that all of the Common Equity Units held in the Indemnification Collateral Account as of the date hereof are sold pursuant to the AIG Equity Unit Public Offering, and the Equity Units Net Proceeds constitute less than $3,000,000,000, the Parties acknowledge and agree that (A) for purposes of clauses (i) through (v) of Section 11.05(c) of the Stock Purchase Agreement, an amount equal to the Collateral Account Shortfall shall be deducted from the dollar amount of Indemnification Collateral scheduled to be released from the Indemnification Collateral Account on the first anniversary of the Closing Date (as such term is defined in the Stock Purchase Agreement); provided, that, in the event the Collateral Account Shortfall exceeds such amount scheduled to be released, the amount of the Collateral Account Shortfall in excess of such amount shall be deducted from the dollar amount of Indemnification Collateral scheduled to be released on the second anniversary of such Closing Date

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provided, further, that, for purposes of clause (A) through (D) of the proviso contained in Section 11.05(c) of the Stock Purchase Agreement, an amount equal to the remaining Collateral Account Shortfall shall be deducted from the remaining Indemnification Collateral scheduled to be released from the Indemnification Collateral Account on the date that is 30 months from such Closing Date; provided, that, in the event the remaining Collateral Account Shortfall exceeds such remaining amount scheduled to be released, the amount of the remaining Collateral Account Shortfall in excess of such amount shall be deducted from any remaining Indemnification Collateral to be released on the date that is 36 months from such Closing Date.
(c) Notwithstanding anything to the contrary in the Stock Purchase Agreement or any Ancillary Agreement, the Parties acknowledge and agree that (i) subject to clause (d) below, any payments required to be made by the Parent, the Seller or any of their respective Affiliates to the Company, the Company’s Affiliates or any of its or their respective Representatives in accordance with Section 2.05 or Section 11.05 of the Stock Purchase Agreement shall be satisfied by delivery of cash not then held in the Indemnification Collateral Account or, at the Seller’s election, by delivery of Indemnification Collateral then held in the Indemnification Collateral Account; provided, that, in the event the aggregate amount of any such payment obligation exceeds the aggregate Fair Value of the Indemnification Collateral then held, if any, in the Indemnification Collateral Account, in no event shall any of the Company, the Company’s Affiliates or any of their respective Representatives be deemed to have waived any rights or remedies available to such Person pursuant to the terms of the Stock Purchase Agreement or any Ancillary Agreement and (ii) the Parent and the Seller shall solely be entitled to substitute cash (and no other Eligible Collateral) for any Indemnification Collateral then held in the Indemnification Collateral Account.
(d) Notwithstanding anything to the contrary in the Stock Purchase Agreement, including Section 2.05 and Section 11.05 thereof, or any Ancillary Agreement, in the event that, at any time, any Indemnification Collateral is to be used in accordance with the terms and conditions of the Stock Purchase Agreement to satisfy the Parent’s or the Seller’s or any of their respective Affiliate’s payment obligations to the Company, the Company’s Affiliates or any of its or their respective Representatives, the Parties hereby acknowledge and agree that any such payment shall be made from Indemnification Collateral in the following order of priority: (i) first, any cash then held in the Indemnification Collateral Account and any Permitted Investments then held in the Indemnification Collateral Account; provided, that any such Permitted Investments shall have been liquidated into cash in accordance with the Investment Guidelines attached as Schedule II to the Indemnification Control Agreement prior to making any such payment from the Indemnification Collateral Account; and (ii) second, Common Equity Units then held in the

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Indemnification Collateral Account. In furtherance, and without limiting the generality, of the foregoing, the Parties agree as follows:
(i) The first paragraph of Section 11.05(a) of the Stock Purchase Agreement shall be amended to include the following proviso at the end of such paragraph:
“; provided, that, in the event (I) the Seller shall so elect to make any such payment by delivering Equity Units or other Eligible Collateral held in the Indemnification Collateral Account in accordance with the Indemnification Control Agreement and (II) the Indemnification Collateral Account holds any cash or Permitted Investments (as such term is defined in the Indemnification Control Agreement), then the Seller shall make any such payment by delivery from the Indemnification Collateral Account of (x) first, cash and Permitted Investments then held in the Indemnification Collateral Account; provided, that any such Permitted Investments shall have been liquidated into cash in accordance with the Investment Guidelines attached as Schedule II to the Indemnification Control Agreement (the “Liquidation Cash Proceeds”) prior to making any such payment from the Indemnification Collateral Account and (y) to the extent the aggregate Fair Value of the cash and such Liquidation Cash Proceeds then held in the Indemnification Collateral Account is less than the amount required to be paid by the Seller, second, by delivery of any cash and such Liquidation Cash Proceeds then held in the Indemnification Collateral Account, plus such number of Equity Units held in the Indemnification Collateral Account the Fair Value of which equals the amount required to be so paid less the Fair Value of any such cash and Liquidation Cash Proceeds then held in the Indemnification Collateral Account”.
(ii) Section 11.05(b) of the Stock Purchase Agreement shall be amended to delete the proviso: “provided, that the Acquiror shall not be permitted to withdraw any Indemnification Collateral except to the extent it simultaneously withdraws the associated Equity Units,” which shall be replaced in its entirety with the following proviso: “provided, that the Acquiror shall not be permitted to withdraw any Pledge Collateral, except to the extent it simultaneously withdraws the associated Equity Units,”.
(iii) The second sentence of the second paragraph of Section 11.05(a) and the second sentence of Section 11.05(b) of the Stock Purchase Agreement shall be amended to include the following proviso at the end of such sentence: “provided, further, that the Acquiror shall first withdraw cash or Permitted Investments (provided, that any such Permitted Investments shall have been liquidated in accordance with the Investment Guidelines attached as Schedule II to the Indemnification Control Agreement prior to making any such payment from the Indemnification Collateral Account) prior to withdrawing any Equity Units.”

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(e) The Parties hereby acknowledge and agree that any references to the “Indemnification Control Agreement” in this Agreement, the Stock Purchase Agreement and any Ancillary Agreement shall be deemed to reference the Amended Indemnification Control Agreement from and after the date of execution thereof.
(f) Notwithstanding anything to the contrary in Section 11.05(c) (other than Section 11.05(c)(i)) of the Stock Purchase Agreement or any Ancillary Agreement, the Parties hereby acknowledge and agree that, subject to Section 6.6(b)(iv), any release of Indemnification Collateral in accordance with Section 11.05(c) (other than Section 11.05(c)(i)) of the Stock Purchase Agreement will be made by (i) first, releasing any Common Equity Units then held in the Indemnification Collateral Account and (ii) second, solely to the extent the amount of Eligible Collateral to be so released exceeds the stated amount of the Common Equity Units released pursuant to clause (i) above, any cash then held in the Indemnification Collateral Account and any Permitted Investments then held in the Indemnification Collateral Account; provided, that any such Permitted Investments shall have been liquidated in accordance with the Investment Guidelines attached as Schedule II to the Indemnification Control Agreement prior to making any such payment from the Indemnification Collateral Account. In furtherance, and without limiting the generality, of the foregoing, the Parties agree as follows:
(i) Section 11.05(c) of the Stock Purchase Agreement shall be amended by replacing the parenthetical “(or such amount of net cash proceeds from the sale of such number of Equity Units or other Eligible Collateral with an aggregate Fair Value equal to such stated amount substituted therefor in accordance with the Indemnification Control Agreement)” in each place where it appears with the following:
“(or, solely to the extent that Equity Units with an aggregate stated amount equal to such stated amount are not then held in the Indemnification Collateral Account, such Eligible Collateral consisting of (A) the remaining number of Equity Units plus (B) such amount of cash and Liquidation Cash Proceeds from the liquidation of Permitted Investments prior to release, in each case, then held in the Indemnification Collateral Account with an aggregate Fair Value equal to (x) such stated amount minus (y) the stated amount of the remaining number of Equity Units to be so released)”.
(ii) Clause (iv) of Section 11.05(c) of the Stock Purchase Agreement shall be amended to include the following proviso at the end of such paragraph:
“; provided, that, in the event any remaining Indemnification Collateral consists of Equity Units and, in addition, cash and/or Permitted Investments, the amount to be released in accordance with this clause (iv)

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shall consist first of any Equity Units then held in the Indemnification Collateral Account up to the full amount of Eligible Collateral to be so released”.
(iii) Clause (D) of Section 11.05(c) of the Stock Purchase Agreement shall be amended to include the following proviso at the end of such paragraph:
“; provided, that, in the event any remaining Indemnification Collateral consists of Equity Units and, in addition, cash and/or Permitted Investments, the amount to be released in accordance with this clause (D) shall consist first of any Equity Units then held in the Indemnification Collateral Account up to the full amount of Eligible Collateral to be so released”.
(iv) At any time at which the Reserved Amount is to be determined pursuant to the Stock Purchase Agreement in accordance with the definition of “Reserved Amount” set forth in Exhibit A of the Stock Purchase Agreement, the Parties shall first reserve Indemnification Collateral consisting of cash and Permitted Investments prior to reserving any other Eligible Collateral pursuant to such definition.
(v) Exhibit A of the Stock Purchase Agreement shall be amended by deleting the definition of “Indemnification Collateral Account Funds” and replacing such definition with the following:
““Indemnification Collateral Account Funds” shall mean Eligible Collateral contained in the Indemnification Collateral Account.”
(vi) The reference in Section 11.05(f) of the Stock Purchase Agreement to “dividends” shall be deemed to include distributions to the holders of the Common Equity Units pursuant to the terms of such Common Equity Units.
(g) Notwithstanding anything in this Agreement, the Stock Purchase Agreement or any of the Ancillary Agreements to the contrary, the Parties hereby acknowledge and agree that, without limiting the generality of Section 6.6(d):
(i)(1) In the event that the AIG Common Stock Public Offering is consummated and either (A) the AIG Equity Unit Public Offering is not consummated or (B) the 338 Estimated Payment Amount exceeds the aggregate amount of any Equity Units Net Proceeds, the Parties shall take, or cause to be taken, all action and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause (I) Net Proceeds from the AIG Common Stock Public Offering in an amount equal to the excess of such 338 Estimated Payment Amount over the Equity Units Net Proceeds, if any, to be directly deposited by the

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Managing Underwriter by wire transfer of immediately available funds to the Indemnification Collateral Account as Eligible Collateral on the date of, and immediately following, the consummation of the AIG Common Stock Public Offering and (II) concurrently with the deposit into the Indemnification Collateral Account of the amount specified in clause (I) above, such number of Common Equity Units then held in the Indemnification Collateral Account with an aggregate Fair Value equal to the amount specified in clause (I) above to be released to the Seller by the Securities Intermediary from the Indemnification Collateral Account.
(2) On the date that any Equity Units Net Proceeds are deposited by the Managing Underwriter into the Indemnification Collateral Account, as provided for in Section 6.6(b), and/or any Net Proceeds from the AIG Common Stock Public Offering are deposited by the Managing Underwriter into the Indemnification Collateral Account, as provided for in Section 6.6(g)(i)(1), and immediately following such deposit(s), the Parties shall take, or cause to be taken, all action and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause Indemnification Collateral consisting solely of cash in an aggregate amount equal to the 338 Estimated Payment Amount to be withdrawn from the Indemnification Collateral Account and delivered to the Company in accordance with the terms of the Amended Indemnification Control Agreement.
(3) In the event that the sum of the Equity Units Net Proceeds and the Net Proceeds from the AIG Common Stock Public Offering (the “Aggregate Net Proceeds”) deposited into the Indemnification Collateral Account pursuant to Section 6.6(g)(i)(1) is less than the 338 Estimated Payment Amount, the Parties shall take, or cause to be taken, all action and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause Indemnification Collateral solely consisting of cash in an amount equal to the Aggregate Net Proceeds, if any, together with such number of Common Equity Units with an aggregate Fair Value equal to the excess of the 338 Estimated Payment Amount over any Aggregate Net Proceeds, to be released by the Securities Intermediary from the Indemnification Collateral Account and delivered to the Company no later than March 18, 2011, in accordance with the terms of the Amended Indemnification Control Agreement and such number of Common Equity Units then held in the Collateral Account specified to be released to the Seller in Section 6.6(g)(i)(1) to be released to the Seller; provided, that, the Parties hereby acknowledge and agree that in determining the Fair Value of the Common Equity Units to be so released, such Fair Value shall be the Fair Value of the Common Equity Units on February 15, 2011.
(ii) In the event that neither the AIG Common Stock Public Offering nor the AIG Equity Unit Public Offering is consummated, the Seller shall pay to the Company, by no later than March 18, 2011, an amount equal to the 338 Estimated Payment Amount in cash by wire transfer of

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immediately available funds to an account or accounts designated in advance by the Company in writing or, at the Seller’s election, by delivery of Indemnification Collateral then held in the Indemnification Collateral Account with an aggregate Fair Value equal to the 338 Estimated Payment Amount; provided, that, in the event the Seller elects to satisfy such payment in cash not then held in the Indemnification Collateral Account, the Parties shall take, or cause to be taken, all action and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause such number of Common Equity Units then held in the Indemnification Collateral Account with an aggregate Fair Value equal to the 338 Estimated Payment Amount to be released to the Seller by the Securities Intermediary from the Indemnification Collateral Account concurrently with such cash payment by the Seller; provided, further, that, in the event the Seller elects to satisfy such payment by delivery of Common Equity Units then held in the Indemnification Collateral Account, (A) the Parties hereby acknowledge and agree that in determining the Fair Value of the Common Equity Units to be so released, such Fair Value shall be the Fair Value of the Common Equity Units on February 15, 2011 and (B) the Parties shall take, or cause to be taken, all action and cooperate with each other to promptly do, or cause to be done, all things necessary, proper or advisable to cause such number of Common Equity Units then held in the Indemnification Collateral Account with an aggregate Fair Value equal to the 338 Estimated Payment Amount to be released to the Company by the Securities Intermediary from the Indemnification Collateral Account.
The Parties hereby agree that, except as necessary to effectuate the limited waiver and amendment described in this Section 6.6, the terms of the Stock Purchase Agreement shall remain in full force and effect and are not being amended, waived or otherwise modified in any way hereby.
     SECTION 6.7 Investments. Notwithstanding anything to the contrary in the Stock Purchase Agreement, the Parties acknowledge and agree that any cash held at any time in the Amended Indemnification Control Agreement.
     SECTION 6.8 Valuation Agent. Prior to the Closing, the Parties will enter into the valuation agent appointment letter with a valuation agent mutually acceptable to the parties whereby a Valuation Agent (as defined in the Stock Purchase Agreement) will be engaged and pursuant to which the Parties and the Valuation Agent have agreed that the Valuation Agent shall use the valuation methodologies set forth on Exhibit D attached hereto, other than in connection with the AIG Equity Unit Public Offering. The Parties acknowledge and agree that Exhibit D amends and restates Section 11.05 of the Seller Disclosure Letter (as defined in the Stock Purchase Agreement) in its entirety for any determination of Fair Value pursuant to Section 11.05(e)(i) of the Stock Purchase Agreement. The Parties hereby waive Section 11.05(e) of the Stock Purchase Agreement insofar as it required the

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engagement of a Valuation Agent prior to Closing (as such term is defined in the Stock Purchase Agreement).
     SECTION 6.9 Taxes. Notwithstanding any other provision of this Agreement or any other agreement to the contrary, all transfer Taxes, including any stock transfer tax and Taxes imposed on the Seller, imposed on or with respect to the repurchase of the Designated Shares contemplated by Section 2.1(a) shall be allocable to the Seller and the Seller shall indemnify, defend and hold harmless the Company (and its Affiliates) from and against any such Taxes.
ARTICLE 7
Investor Rights Agreement
     SECTION 7.1 Limited Waiver and Amendment. Pursuant to Section 3.8 of the Investor Rights Agreement, the Parties hereby agree:
(a) to irrevocably waive any provisions of the Investor Rights Agreement only to the limited extent necessary to permit the Transaction including the AIG Public Offerings;
(b) that neither the AIG Common Stock Public Offering nor the AIG Equity Unit Public Offering shall be deemed to constitute an Offering (as such term is defined and used in the Investor Rights Agreement) for purposes of Section 2.2(c)(iv) and (v) of the Investor Rights Agreement;
(c) that Section 2.8(b) of the Investor Rights Agreement is hereby deleted in its entirety;
(d) that the reference to Section 2.8(b) of the Investor Rights Agreement in Section 2.8(d) thereof is hereby deleted in its entirety;
(e) that all references to “270 days” in the Investor Rights Agreement will be deleted and replaced with references to “365 days”; and
(f) that the last paragraph of Section 2.10(a) shall be amended to include the following proviso at the end of the third sentence thereof: “; provided, that the Parent, the Investor or any of their respective subsidiaries, Affiliates, directors, officers, employees, agents, advisors or other representatives may (1) submit a proposal, statement or inquiry to the Company, or (2) otherwise request an amendment, waiver or termination of clause (ii) above, in each case, with respect to any acquisition of assets or business of the Company constituting less than a material portion of the assets or that does not involve a material business of the Company; provided, however, that any such proposal, statement, inquiry or request shall be made on a confidential basis without any obligation of public disclosure”.
The Parties hereby agree that, except as necessary to effectuate the limited waiver and amendment described in clauses (a) through (d) above, the terms of the Investor Rights

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Agreement shall remain in full force and effect and are not being amended, waived or otherwise modified in any way hereby.
     SECTION 7.2 Unsold Securities. For the avoidance of doubt, the Parties acknowledge and agree that the Unpurchased Shares and any shares of Common Stock and Common Equity Units held by the Seller or any of its Affiliates and not sold in the AIG Public Offerings shall continue to be subject to the terms, conditions and restrictions of the Stock Purchase Agreement and the Ancillary Agreements, including the Investor Rights Agreement, in all respects.
ARTICLE 8
Conditions to Closing
     SECTION 8.1 Conditions to the Obligations of Each Party. The obligations of each of the Parties to consummate the Transaction are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Parties:
(a) Subject to Section 8.1(c), there shall be no Law enacted, issued, promulgated, enforced or entered that, in each case, enjoins, prohibits or makes illegal the consummation of the Transaction.
(b) No material Action challenging this Agreement or the Transaction or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person and be pending, which in the reasonable judgment of any Party, may reasonably be expected to cause such Party or any of its Affiliates to incur or suffer any material loss, claim, damage, cost, liability or expense (or Action in respect thereof), including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any Action.
(c) The Governmental Approvals set forth on Schedule I attached hereto shall have been obtained, filed or made, as applicable, and shall be in full force and effect.
(d) The Company shall have consummated the MetLife Public Offering.
     SECTION 8.2 Conditions to the Obligations of the Company. The obligation of the Company to consummate the Transaction is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Company:
(a) The representations and warranties of the Parent and the Seller contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time (except those representations and warranties that are made as of or refer to a specific date need be true and correct only as of such date).

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(b) Each of the Parent and the Seller shall have performed or complied with, in each case, in all material respects, all of the covenants and agreements required by this Agreement to be performed or complied with by it at or before the Closing.
(c) The Parent and the Seller shall have delivered to the Company a certificate, dated as of the Closing Date, executed on behalf of the Parent and the Seller by an authorized executive officer thereof, certifying that the conditions specified in Section 8.2(a) and Section 8.2(b) have been fulfilled.
(d) The Company shall have received a letter regarding the Designated Shares in substantially the form attached hereto as Exhibit E, duly executed by the United States Department of the Treasury and each of the Seller and AIA Aurora LLC, as secured parties.
     SECTION 8.3 Conditions to the Obligations of the Parent and the Seller. The obligation of the Parent and the Seller to consummate the Transaction is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Parent and the Seller:
(a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such time (except those representations and warranties that are made as of or refer to a specific date need be true and correct only as of such date).
(b) The Company shall have performed or complied with, in each case, in all material respects, all of the covenants and agreements required by this Agreement to be performed or complied with by it at or before the Closing.
(c) The Company shall have delivered to the Seller a certificate, dated as of the Closing Date, executed on behalf of the Company by an authorized executive officer thereof, certifying that the conditions specified in Section 8.3(a) and Section 8.3(b) have been fulfilled.
ARTICLE 9
Termination
     SECTION 9.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the Transaction abandoned:
(a) by the mutual consent of the Parties as evidenced in a writing signed by each Party;
(b) by the Company, prior to the execution of the underwriting agreement for the MetLife Public Offering, if the Company’s board of directors (or a committee thereof) determines that the MetLife Public Offering cannot be completed on

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terms acceptable to the Company in its sole discretion and determines to abandon the MetLife Public Offering;
(c) by the Parent, prior to the execution of the underwriting agreement for the MetLife Public Offering, if the Parent’s board of directors (or a committee thereof) determines that the MetLife Public Offering or the AIG Public Offerings cannot be completed on terms acceptable to the Parent in its sole discretion and determines to abandon the AIG Public Offerings;
(d) by the Parent or the Company, in the event that the underwriting agreement applicable to the Common Stock Offering is terminated in accordance with its terms following the pricing, and prior to the consummation, of the Common Stock Offering;
(e) by the Company (but only so long as the Company is not in material breach of its obligations under this Agreement) if there has been a material breach of any representation or warranty, covenant or agreement of the Parent or the Seller, such that one or more of the conditions to Closing set forth in Section 8.1 or Section 8.2 are not capable of being fulfilled prior to the time of the closing of the MetLife Public Offering or if such breach is capable of being cured prior to such time but is not so cured prior to such time;
(f) by the Seller (but only so long as the Parent and the Seller are not in material breach of their respective obligations under this Agreement) if there has been a material breach of any representation or warranty, covenant or agreement of the Company, such that one or more of the conditions to Closing set forth in Section 8.1 or Section 8.3 are not capable of being fulfilled prior to the time of the closing of the MetLife Public Offering or if such breach is capable of being cured prior to such time but is not so cured prior to such time; or
(g) by any Party on or after the Termination Date (as such date may be extended from time to time by mutual agreement in writing of the Parties) if the Closing shall not have occurred prior to such date; provided, however, that the right to terminate this Agreement under this Section 9.1(g) shall not be available to a Party if such Party has failed to take any action required to fulfill any of such Party’s obligations under this Agreement, which failure has caused or resulted in the failure of the Closing to occur prior to such date.
     SECTION 9.2 Notice of Termination. In the event of a termination by any Party pursuant to this Article 9, written notice thereof shall promptly be given to the other Parties and the Transaction shall be abandoned without any further action by any of the Parties.
     SECTION 9.3 Effect of Termination.
(a) If this Agreement is terminated and the Transaction abandoned in accordance with the terms of this Article 9, this Agreement shall become void and of no further force and effect without any liability on the part of any of the

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Parties; provided, that Section 6.3, Sections 6.6(a) through (f) (to the extent that the AIG Equity Unit Public Offering is consummated), Section 6.6(g), Section 6.7, Section 6.8 and the provisions of this Article 9 and Article 10 shall survive any termination of this Agreement.
(b) Notwithstanding anything in this Agreement to the contrary, nothing in this Article 9 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement.
ARTICLE 10
Miscellaneous
     SECTION 10.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following respective addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.1):
if to the Company:
MetLife, Inc.
1095 Avenue of the Americas
New York, NY 10036
Facsimile:      (212) 251-1618
Attention:      General Counsel
with a copy to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
Facsimile:      (212) 259-6333
Attention:      John M. Schwolsky, Esq.
                     Alexander M. Dye, Esq.

if to the Parent or the Seller:
American International Group, Inc.
80 Pine Street
New York, NY 10005
Facsimile:      (646) 792-5929
Attention:      General Counsel
with a copy to:

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Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Facsimile:       (212) 291-2498
Attention:       Robert G. DeLaMater, Esq.
     SECTION 10.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transaction be consummated as originally contemplated to the greatest extent possible. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect.
     SECTION 10.3 Amendment and Modification; Waiver. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by the Parties. No provision of this Agreement may be waived except by a written instrument signed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Except as necessary to effectuate the amendments, modifications and waivers expressly provided herein, the terms of the Stock Purchase Agreement and the Ancillary Agreements remain in full force and effect and are not being amended, modified or waived in any way hereby.
     SECTION 10.4 Entire Agreement. This Agreement and the Exhibit and Schedule hereto constitute the entire agreement of the Parties with respect to the Transaction and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Seller, the Parent and/or their respective Affiliates, on the one hand, and the Company and/or its Affiliates, on the other hand, with respect to the Transaction.
     SECTION 10.5 Assignment. This Agreement shall not be directly or indirectly assigned, delegated, sublicensed or transferred by any Party, in whole or in part, to any other Person (including any bankruptcy trustee) by operation of Law or otherwise, whether voluntarily or involuntarily, without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and permitted assigns.
     SECTION 10.6 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their successors and permitted assigns and nothing in this

27

Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     SECTION 10.7 Governing Law; Waiver of Jury Trial.
(a) This Agreement, the Transaction, and all claims and defenses arising out of or relating to any the Transaction or this Agreement or the formation, breach, termination or validity of any this Agreement, shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any conflicts of Law principles of such state that would apply the Laws of another jurisdiction.
(b) Each of the Parties irrevocably and unconditionally:
(i) submits for itself and its property to the exclusive jurisdiction of the state and federal courts located in the County of New York, State of New York in any Action directly or indirectly arising out of or relating to this Agreement, the Transaction, or the formation, breach, termination or validity of this Agreement and agrees that all claims in respect of any such Action shall be heard and determined solely in such court;
(ii) consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in such court or that such court is an inconvenient forum for the Action and agrees not to assert, plead or claim the same;
(iii) agrees that the final judgment of such court shall be enforceable in any court having jurisdiction over the relevant Party or any of its assets;
(iv) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Party at its address as provided in Section 10.1; and
(v) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the applicable rules of procedure.
(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR

28

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION OR THE FORMATION, BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 10.7. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     SECTION 10.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
     SECTION 10.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 10.10 Expenses. Except as may be otherwise specified in this Agreement and the Investor Rights Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisers and accountants, incurred in connection with this Agreement and the Transaction shall be paid by the Person incurring such costs and expenses, whether or not the Closing shall have occurred.
     SECTION 10.11 Specific Performance. (a) The Parties hereby agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (b) it is accordingly agreed that, without the necessity of posting bond or other undertaking, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity and (c) in the event that any Action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law.
[Signature page follows]

29

     In Witness Whereof, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

MetLife, Inc.
By:	/s/ Steven J. Goulart
Name: Steven J. Goulart
Title: Senior Vice President and Treasurer

Alico Holdings LLC
By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Manager

American International Group, Inc.
By:	/s/ Brian T. Schreiber
Name: Brian T. Schreiber
Title: Executive Vice President-Treasury and Capital Markets

Coordination Agreement

Exhibit A
Preliminary Prospectus Supplement — Common Stock Offering
[Incorporated by reference to the prospectus supplement filed with the SEC pursuant to Rule 424B5 on March 1, 2011.]

A-1

Exhibit B
Preliminary Prospectus Supplement — AIG Equity Unit Public Offering
[Incorporated by reference to the prospectus supplement filed with the SEC pursuant to Rule 424B7 on March 1, 2011.]

B-1

Exhibit C
Amended and Restated Indemnification Collateral Account Security and
Control Agreement

C-1

Amended and Restated
Indemnification Collateral Account Security
and Control Agreement
among
MetLife, Inc.,
as Secured Party
ALICO Holdings LLC,
as Pledgor
Deutsche Bank Trust Company Americas,
as Securities Intermediary and Pledge Collateral Agent
Deutsche Bank Trust Company Americas,
as Stock Purchase Contract Agent
and
American International Group, Inc.
Dated as of March [•], 2011

i

ii

     This Amended and Restated Indemnification Collateral Account Security and Control Agreement, dated as of March [•], 2011 (the “Agreement”), by and among MetLife, Inc., a Delaware corporation, as secured party for its own benefit and for the benefit of all other Acquiror Indemnified Parties (as defined in the Amended Stock Purchase Agreement referred to below) (“Secured Party”), ALICO Holdings LLC, a Delaware limited liability company (“Pledgor”), Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as securities intermediary hereunder (“Securities Intermediary”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as pledge collateral agent hereunder (“Pledge Collateral Agent”), for certain limited purposes, Deutsche Bank Trust Company Americas, a New York banking corporation, in its capacity as Stock Purchase Contract Agent (“Stock Purchase Contract Agent”) under the Pledge Agreement described below, and, for certain limited purposes, American International Group, Inc., a Delaware corporation (“AIG”).
W i t n e s s e t h:
     Whereas, Secured Party, AIG, and Pledgor have entered into a Stock Purchase Agreement, dated as of March 7, 2010 (as the same may be amended from time to time, the “Stock Purchase Agreement”), containing provisions in Article XI thereof for the indemnification of Secured Party and the other Acquiror Indemnified Parties (Article XI thereof, other than the provisions in Section 11.03 thereof, being referred to as the “Indemnification Provisions”);
     Whereas, pursuant to the Stock Purchase Agreement, Secured Party, AIG, Pledgor and certain other parties named therein have entered into the Ancillary Agreements (as defined below), in furtherance of the agreements and arrangements contemplated in the Stock Purchase Agreement;
     Whereas, pursuant to the Investor Rights Agreement, dated as of November 1, 2010 (as the same may be amended from time to time, the “Investor Rights Agreement”), by and among Secured Party, AIG and Pledgor, Secured Party has granted to Pledgor certain rights relating to the registration of the Subject Securities (as defined therein) and set forth certain agreements with respect to Pledgor’s ownership of the Securities (as defined therein) and Subject Securities;
     Whereas, Secured Party, AIG, and Pledgor have entered into the Coordination Agreement, dated as of March [•], 2011 (as the same may be amended from time to time, the “Coordination Agreement”), which, among other things, (i) amends certain indemnification provisions of the Stock Purchase Agreement (the Stock Purchase Agreement, as amended by the Coordination Agreement, the “Amended Stock Purchase Agreement”) and (ii) provides for a limited waiver of the requirements and restrictions relating to the Subject Securities under the Investor Rights Agreement (as amended, the “Amended Investor Rights Agreement”) solely in connection with the AIG Public Offerings (as defined therein);
     Whereas, Secured Party and Deutsche Bank Trust Company Americas, a New York banking corporation, as Stock Purchase Contract Agent, acting on behalf of all holders of Common Equity Units (as defined below), including Pledgor, and Securities Intermediary in its capacity as Collateral Agent (in such capacity, “Collateral Agent”), have entered into a Pledge Agreement, dated as of November 1, 2010 (as the same may by amended from time to time, the

“Pledge Agreement”), in connection with the issuance of Common Equity Units to Pledgor as part of the consideration paid to Pledgor by Secured Party pursuant to the Stock Purchase Agreement;
     Whereas, pursuant to the Stock Purchase Agreement, Secured Party, AIG and Pledgor have entered into an Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010 (the “Indemnification Control Agreement”), whereby Securities Intermediary and Pledge Collateral Agent act on behalf of Secured Party and Pledgor in respect of Indemnification Collateral (as defined below) and Pledge Collateral (as defined below) delivered to Securities Intermediary and Pledge Collateral Agent, respectively, by Pledgor for the benefit of Secured Party (both for its own benefit and the benefit of the other Acquiror Indemnified Parties), subject to the terms thereof;
     Whereas, pursuant to this Agreement, Pledgor desires to pledge to Secured Party, for the benefit of Secured Party and the other Acquiror Indemnified Parties, the Indemnification Collateral and the Pledge Collateral in order to secure the payment of Pledgor’s obligations to Secured Party and the other Acquiror Indemnified Parties under the Indemnification Provisions, this Agreement, and the Ancillary Agreements;
     Whereas, Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent, Stock Purchase Contract Agent and AIG desire to amend and restate the Indemnification Control Agreement in its entirety;
     Now, Therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:
ARTICLE I
Definitions
     SECTION 1.1 Certain Terms Defined; Interpretation. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) the terms defined in this Article I shall have the meanings assigned to them in this Article I and, where the context requires, include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;
     (b) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;
     (c) the terms “bank,” “chattel paper,” “deposit account,” “entitlement holder,” “entitlement order,” “financial asset,” “general intangible,” “investment property,” “payment intangible,” “proceeds,” “security,” “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC (as defined below);
     (d) Section headings are included in this Agreement for convenience only and shall have no substantive effect on its interpretation; and

     (e) the following terms have the meanings given to them in this Section 1.1(e):
     “Acquiror Indemnified Parties” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “AIG” shall have the meaning set forth in the Preamble hereto.
     “AIG Equity Unit Public Offering” shall have the meaning set forth in the Coordination Agreement.
     “Amended Investor Rights Agreement” shall have the meaning set forth in the Recitals hereto.
     “Amended Stock Purchase Agreement” shall have the meaning set forth in the Recitals hereto.
     “Ancillary Agreements” shall mean the Transition Services Agreement, the Amended Investor Rights Agreement and the Special Asset Protection Agreement.
     “Authorized Person” shall mean any person, whether or not an officer or employee of a Secured Party or Pledgor, duly authorized by a Secured Party or Pledgor, respectively, to give Written Instructions on behalf of a Secured Party or Pledgor, respectively; each such person to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.
     “Business Day” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Closing Date” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Code” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Collateral” shall have the meaning set forth in the Pledge Agreement.
     “Collateral Agent” shall have the meaning set forth in the Recitals hereto.
     “Common Equity Units” shall have the meaning set forth in the Stock Purchase Contract Agreement.
     “Common Stock” shall mean the common stock, par value $0.01 per share, of Secured Party.
     “Coordination Agreement” shall have the meaning set forth in the Recitals hereto.
     [“Deposit Account” shall mean the [interest] bearing deposit account (Account No. [•]) designated “MetLife, Inc., Indemnification Coll A/C” (as the same may be redesignated,

renumbered or otherwise modified) established and maintained by the Securities Intermediary as a bank in connection with the securities account.]
     “Depository” shall mean the Treasury/Reserve Automated Debt Entry System maintained at The Federal Reserve Bank of New York for receiving and delivering securities, The Depository Trust Company, Euroclear Bank S.A./N.V., Clearstream Banking, société anonyme, and any depository, book-entry system or clearing agency (and their respective successors and assigns) authorized to act as a securities depository or clearing agency, pursuant to applicable law and identified to Pledgor from time to time.
     “Eligible Collateral” shall have the meaning set forth in the Indemnification Provisions.
     “Equity Units Net Proceeds” shall mean any Net Proceeds from the AIG Equity Unit Public Offering
     “Excess Collateral Amount” shall have the meaning set forth in Section 4.2 hereof.
     “Fair Value” shall have the meaning set forth in Section 11.05 of the Amended Stock Purchase Agreement.
     “Includible Amounts” shall have the meaning set forth in Section 2.7 hereof.
     “Indemnification Collateral” shall mean all of Pledgor’s right, title and interest, now or hereafter existing, in and to the Indemnification Collateral Account (including the Deposit Account), the Initial Collateral, the Pledge Collateral, all investment property, financial assets and securities entitlements credited or required or agreed to be credited to the securities account constituting part of the Indemnification Collateral Account, any and all funds credited to the Deposit Account constituting part of the Indemnification Collateral Account, all dividends, interest, cash, securities, instruments (as defined in Article 9 of the UCC), general and payment intangibles (each as defined in Article 9 of the UCC), account (as defined in Article 9 of the UCC), security entitlements, investment property and other financial assets at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for, or as a renewal of, or reinvestment for, or substitution of, amounts or property in the Indemnification Collateral Account, all rights, powers, remedies and privileges of Pledgor under or with respect to the Indemnification Collateral Account or any of the foregoing and under or with respect to the Stock Purchase Contract Agreement, all deposit accounts, general and payment intangibles (each as defined in Article 9 of the UCC), accounts (as defined in Article 9 of the UCC) and chattel paper related to or associated with any of the foregoing, and all proceeds and returns of and from any of the foregoing.
     “Indemnification Collateral Account” shall mean the securities account (Account No. S54232.6) established and maintained by Securities Intermediary and designated “MetLife, Inc., Indemnification Coll A/C” (as the same may be redesignated, renumbered or otherwise modified), and the Deposit Account.
     “Indemnification Instruction, Waiver and Acknowledgment” means the Indemnification Collateral Substitution Instruction, Waiver and Acknowledgment to be entered into by Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent, Stock Purchase Contract Agent and AIG, promptly following the pricing of the AIG Equity Units Public Offering and delivered to the Securities Intermediary in accordance with Section 6.6(a) of the Coordination Agreement, which will waive certain provisions of this Agreement in order to permit the release of Common Equity Units and the substitution of cash therefor and specify the amounts thereof, all as set forth in Section 6.6(b) and Section 6.6(g) of the Coordination Agreement.

     “Indemnification Provisions” shall have the meaning set forth in the Recitals hereto.
     “Initial Collateral” shall mean Eligible Collateral required by the Indemnification Provisions to be credited to the Indemnification Collateral Account on the Closing Date, the particular composition of such Eligible Collateral for these purposes to be determined pursuant to the Amended Stock Purchase Agreement.
     “Interest” shall have the meaning set forth in Section 3.2 hereof.
     [“Interest Rate” means an interest rate per annum equal to the average of the three month LIBOR for United States dollars that appears on page LIBOR 01 (or a successor page) of the Reuters Screen as of 11:00 a.m. (London time) on each day during the period for which interest is to be paid.]
     “Investment Guidelines” shall mean the investment guidelines set forth as Schedule II hereto.
     “Investor Rights Agreement” shall have the meaning set forth in the Recitals hereto.
     “Liquidation Cash Proceeds” shall have the meaning set forth in Section 2.9 hereof.
     “Law” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Losses” shall have the meaning set forth in Section 5.1 hereof.
     “Managing Underwriter” means Goldman, Sachs & Co., as an underwriter in connection with the AIG Equity Unit Public Offering.
     “Net Proceeds” shall mean, with respect to any offer of securities, the aggregate proceeds received by the applicable offeror, less underwriting discounts and commissions to be paid to the underwriter(s) in connection with the applicable offering.
     “Notice of Enforcement” shall mean a notice pursuant to Section 2.9 hereof that a Secured Party is enforcing its rights against all or any portion of the Indemnification Collateral.
     “Obligations” shall mean all present and future obligations and liabilities (whether actual or contingent) of Pledgor to Secured Party and the other Acquiror Indemnified Parties under this Agreement, the Indemnification Provisions and the Ancillary Agreements.
     “Permitted Investments” shall mean any of the investments in which any cash, from time to time, contained in the Indemnification Collateral Account and forming part of the Indemnification Collateral, is invested by the Securities Intermediary in accordance with the Investment Guidelines.

     “Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
     “Pledge Agreement” shall have the meaning set forth in the Recitals hereto.
     “Pledge Collateral” shall mean all Pledgor’s right, title and interest, now or hereafter existing, in and to the Collateral that is credited, or required under this Agreement and the Pledge Agreement to be credited, to (or that is otherwise related to) the Pledge Collateral Accounts established under the Pledge Agreement, all dividends, interest, cash, securities, instruments (as defined in Article 9 of the UCC), security entitlements, investment property and other financial assets at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for, or as a renewal of, or reinvestment for, or substitution of, amounts or property in the Pledge Collateral Accounts, all rights, powers, remedies and privileges of Pledgor under or with respect to the Collateral, the Pledge Collateral Accounts or any of the foregoing, the Stock Purchase Contracts associated with the Common Equity Units from time to time credited or required to be credited to the Indemnification Collateral Account, all deposit accounts, general or payment intangibles, accounts (as defined in Article 9 of the UCC), instruments (as defined in Article 9 of the UCC) and chattel paper related to or associated with any of the foregoing, and all proceeds and returns of and from any of the foregoing.
     “Pledge Collateral Accounts” shall mean the Pledged Unit Subaccounts established under Section 11.11 of the Pledge Agreement to hold the Collateral that secures the performance of Pledgor (referred to as the “Initial Holder” in the Pledge Agreement) under the Stock Purchase Contracts that relate to and form part of the Common Equity Units constituting a portion of the Indemnification Collateral and under the Pledge Agreement.
     “Pledge Collateral Agent” shall have the meaning set forth in the Preamble hereto.
     “Pledgor” shall have the meaning set forth in the Preamble hereto.
     “Secured Party” shall have the meaning set forth in the Preamble hereto.
     “Securities Intermediary” shall have the meaning set forth in the Preamble hereto.
     “Special Asset Protection Agreement” shall mean the Special Asset Protection Agreement, dated as of November 1, 2010, by and among Secured Party, Pledgor, AIG and American Life Insurance Company, a Delaware-domiciled insurance company, as the same may be amended from time to time.
     “Stock Purchase Agreement” shall have the meaning set forth in the Recitals hereto.
     “Stock Purchase Contract” shall have the meaning set forth in the Stock Purchase Contract Agreement.

     “Stock Purchase Contract Agent” shall have the meaning set forth in the Preamble hereto.
     “Stock Purchase Contract Agreement” shall mean the Stock Purchase Contract Agreement, to be dated as of November 1, 2010, between Secured Party and Stock Purchase Contract Agent, as the same may be amended from time to time.
     “Tax” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Tax Authority” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Tax Law” shall have the meaning used in the Amended Stock Purchase Agreement.
     “Tax Returns” shall have the meaning set forth in the Amended Stock Purchase Agreement.
     “Transition Services Agreement” shall mean the Transition Services Agreement, dated as of November 1, 2010, by and between Secured Party and AIG, as the same may be amended from time to time.
     “Treasury Security” has the meaning set forth in the Stock Purchase Contract Agreement.
     “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
     “Unpaid Obligation Amount” shall have the meaning set forth in Section 2.9 hereof.
     “Written Instructions” shall mean written communications received by Securities Intermediary or Pledge Collateral Agent via letter, facsimile transmission, or other method or system specified by Securities Intermediary or Pledge Collateral Agent, as the case may be, as available for use in connection with this Agreement.
ARTICLE II
Grant of Security Interests; Financing Statements
     SECTION 2.1 Grant of Security Interests. As security for the Obligations, Pledgor hereby pledges to Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties), and grants to Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) a security interest in, the Indemnification Collateral. For the protection of such security interest and pledge and as further security for the Obligations, Pledgor also pledges to Pledge Collateral Agent for the benefit of Secured Party, and grants to Pledge Collateral Agent for the benefit of Secured Party a security interest in, the Pledge Collateral.

     SECTION 2.2 Financing Statements. Pledgor agrees to take all actions which may be necessary or advisable under all applicable laws to perfect the security interests created and granted by this Agreement in favor of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) and Pledge Collateral Agent against Pledgor, to ensure that the security interest of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) in the Indemnification Collateral is a first priority lien, senior and prior in right of claim to any creditors claiming an interest in and to the Indemnification Collateral (except as provided below with respect to the Pledge Collateral), and to ensure that the security interest of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) in the Pledge Collateral granted to Pledge Collateral Agent for the benefit of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) pursuant to this Agreement for the purpose of securing the Obligations ranks pari passu with the security interest in the Pledge Collateral granted to Collateral Agent pursuant to the Pledge Agreement for the benefit of Secured Party. In furtherance thereof, Pledgor hereby authorizes the Secured Party to record and file with the appropriate filing office, at Pledgor’s own expense, UCC-1 financing statements (including any continuation statements with respect to such financing statements when applicable) with respect to the security interests in the Indemnification Collateral and the Pledge Collateral granted to Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) and Pledge Collateral Agent, respectively, pursuant to this Agreement, and Secured Party shall deliver a file-stamped copy of such financing statements or continuation statements to Pledgor. Secured Party hereby acknowledges on its own behalf and on behalf of the other Acquiror Indemnified Parties that portions of the Pledge Collateral are subject to the lien created under, and the rights in favor of the Collateral Agent granted by, the terms of the Pledge Agreement and agrees (i) not to exercise any of its remedies hereunder with respect to any Common Equity Unit that is not a Pledged Unit and (ii) not to take any action under this Agreement with respect to the Pledge Collateral relating to any Pledged Unit with respect to which its remedies hereunder are not being exercised.
     SECTION 2.3 Satisfaction of Obligation to Transfer Collateral. Pledgor will be required to deliver Indemnification Collateral as follows: (i) in the case of cash, payment or delivery to the Indemnification Collateral Account; (ii) in the case of certificated securities that cannot be delivered by book-entry, delivery in appropriate physical form to Securities Intermediary accompanied by duly executed instruments of transfer properly completed and executed in blank; (iii) in the case of securities that can be delivered in book-entry form, the giving of written instructions to the issuer or the appropriate securities intermediary sufficient if complied with to result in a legally effective transfer of the relevant interest to Securities Intermediary; and (iv) in the case of uncertificated securities that cannot be delivered in book-entry form, the giving of instructions to the issuer or its transfer agent sufficient if complied with to result in a legally effective transfer of the relevant interest to the Securities Intermediary. In the case of Pledge Collateral, Stock Purchase Contract Agent, Pledgor, Secured Party, Securities Intermediary and Pledge Collateral Agent agree to take such actions as may be necessary to ensure that the Pledge Collateral required to be credited to the Pledge Collateral Accounts under the Pledge Agreement is properly so credited in the manner required by the Pledge Agreement.
     SECTION 2.4 Name and Address of Pledgor. Pledgor represents that its exact legal name is ALICO Holdings LLC and that it is a Delaware limited liability company and its mailing address is: ALICO Holdings LLC, c/o American International Group, Inc., 80 Pine Street, New York, New York 10005. Pledgor covenants with Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties) as follows:
          (i) without providing at least ten (10) days’ prior written notice to Secured Party (or such shorter period as may be agreed at any time by Secured Party in writing), it will not change its name or its mailing address, and
          (ii) without the prior written consent of Secured Party, not to be unreasonably withheld, it will not change its type of organization, jurisdiction of organization or other legal structure.
     SECTION 2.5 Secured Party and Pledge Collateral Agent May Perform. If Pledgor fails to perform any of its obligations under this Agreement, Secured Party may itself perform, or cause performance of, such obligations with respect to the Indemnification Collateral, and Pledge Collateral Agent, pursuant to instructions from Secured Party, may itself perform, or cause performance of, such obligations with respect to the Pledge Collateral, and the expense of Secured Party or Pledge Collateral Agent incurred in connection with such performance shall be payable by Pledgor.
     SECTION 2.6 Secured Party and Pledge Collateral Agent Appointed Attorneys-in-Fact. Pledgor hereby irrevocably constitutes and appoints Secured Party, Pledge Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Pledgor or in Secured Party’s or Pledge Collateral Agent’s own name (but for the benefit of Secured Party and the other Acquiror Indemnified Parties), for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement, including, without limitation, taking any action which may be necessary in any applicable jurisdiction to perfect and to maintain the perfection and priority of Secured Party’s interest in the Indemnification Collateral Account and the Indemnification Collateral and Pledge Collateral Agent’s security interest (for the benefit of Secured Party and the other Acquiror Indemnified Parties) in the Pledge Collateral and the Pledge Collateral Accounts, including, without limitation, the filing of any financing and continuation statements in any applicable jurisdiction and to take any action and to execute any instrument, representing any dividend, interest payment or other distribution in respect of the Indemnification Collateral or the Pledge Collateral or any part thereof and to give full discharge for the same as Secured Party or Pledge Collateral Agent (for the benefit of Secured Party and the other Acquiror Indemnified Parties) may deem necessary or advisable to accomplish the purpose of this Agreement. To the extent permitted by law, Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.
     SECTION 2.7 Taxes. Pledgor will include all income and gain, including any accrued income or gain, to the extent any such income or gain is required to be taken into account for Tax purposes pursuant to applicable Tax Law, on or with respect to the Eligible Collateral and Indemnification Collateral held in the Indemnification Collateral Account and the Pledge Collateral held in any Pledge Collateral Account including all gains, dividends, interest, proceeds, returns and other amounts (such amounts, the “Includible Amounts”) in Pledgor’s gross income for federal, state, local and other Tax purposes, whether or not the Includible Amounts have been distributed, and the Includible Amounts shall be reported, as and to the extent required by Law, by the Securities Intermediary and Pledge Collateral Agent to the IRS, or any other relevant Tax Authority, on IRS Form 1099 or 1042S (or other appropriate form) as income and gain earned by the Pledgor, and Pledgor shall duly pay any Taxes resulting therefrom. Any other Tax Returns required to be filed will be prepared and filed by Pledgor with the IRS and any other relevant Tax Authority as required by law. Pledgor shall indemnify the Secured Party against any and all Taxes relating to the Eligible Collateral, Indemnification Collateral or Pledge Collateral, including all Taxes imposed on a Secured Party to the extent that the Secured Party is required by applicable Tax Law (including section 468B of the Code and any temporary or final regulations issued thereunder) to include any Includible Amounts in the Secured Party’s gross income for federal, state, local or other Tax purposes and all Taxes resulting from the disposition or transfer of the Eligible Collateral, Indemnification Collateral or Pledge Collateral (including any transfer or disposition that is made in order to satisfy the payment of an Unpaid Obligation Amount), and Pledgor’s right to indemnity with respect to such Taxes shall be considered an Unpaid Obligation Amount for purposes of this Agreement. The Securities Intermediary and the Pledge Collateral Agent are holding the Indemnification Collateral Account and the Pledge Collateral Accounts for the benefit of the Secured Party and not for their own account. Pledgor shall pay or reimburse the Stock Purchase Contract Agent, the Pledge Collateral Agent and the Securities Intermediary upon request for any transfer taxes or other taxes relating to the Indemnification Collateral or the Pledge Collateral incurred in connection herewith and shall indemnify and hold harmless the Stock Purchase Contract Agent, the Pledge Collateral Agent and the Securities Intermediary from any amounts that they are obligated to pay in the way of such taxes. Any payments of income from the Indemnification Account or the Pledge Collateral Accounts shall be subject to withholding regulations then in force with respect to United States taxes. The Pledgor shall provide the Stock Purchase Contract Agent, the Pledge Collateral Agent and the Securities Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. Except as otherwise provided herein, the Pledgor shall be entitled to any interest earnings in the Indemnification Account and the Pledge Collateral Accounts. It is understood that the Pledge Collateral Agent and the Securities Intermediary shall only be responsible for income reporting with respect to income earned on the Pledge Collateral Accounts and the Indemnification Account and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Stock Purchase Contract Agent, the Pledge Collateral Agent or the Securities Intermediary.
     SECTION 2.8 Voting Rights. Pledgor shall be entitled to exercise any and all voting and other consensual rights, if any, pertaining to the Indemnification Collateral, the Pledge Collateral or any part thereof for any purpose, subject to the limitations set forth in the Amended Investor Rights Agreement. Neither Pledge Collateral Agent nor Securities Intermediary shall have any obligation to or responsibilities with respect to the exercise of voting or any other consensual rights pertaining to the Indemnification Collateral, the Pledge Collateral or any part thereof.
     SECTION 2.9 Ability to Enforce Collateral. In accordance with the terms of this Agreement, the Indemnification Provisions and the Ancillary Agreements, from time to time,

Secured Party may determine that it or any of the other Acquiror Indemnified Parties is owed an amount in respect of the Obligations, which amount may be equal in value to all or any part of the amount to the credit of the Indemnification Collateral Account. In such event, which may occur multiple times as provided in the agreements or provisions constituting the Obligations, Secured Party is entitled in accordance with the Indemnification Provisions to make a demand upon Pledgor for, or otherwise receive, payment for such Obligations (for its own benefit or the benefit of the other applicable Acquiror Indemnified Parties). Pursuant to Section 11.05(a) of the Amended Stock Purchase Agreement, Pledgor may in some instances satisfy such demand by delivering Eligible Collateral that is credited to the Indemnification Collateral Account with a Fair Value equal to the amount demanded; provided, however, that any such delivery of Eligible Collateral will be made in the following order of priority: (i) first, in cash and Permitted Investments then held in the Indemnification Collateral Account; provided, that any such Permitted Investments shall have been liquidated into cash in accordance with the Investment Guidelines (the “Liquidation Cash Proceeds”) prior to making any such delivery from the Indemnification Collateral Account; and (ii), only to the extent that the aggregate Fair Value of the cash and such Liquidation Cash Proceeds then held in the Indemnification Collateral Account is less than the amount required to be delivered by the Pledgor, second, by delivery of any cash and such Liquidation Cash Proceeds then held in the Indemnification Collateral Account, plus such number of Common Equity Units credited to the Indemnification Collateral Account the Fair Value of which equals the amount required to be so delivered less the Fair Value of any such cash and Liquidation Cash Proceeds then held in the Indemnification Control Account.
     Upon receipt from Pledgor of a request complying with the requirements of such Section 11.05(a) that some or all of the amount demanded be paid using Eligible Collateral constituting Indemnification Collateral, Secured Party agrees to instruct Securities Intermediary to withdraw the requested amount of cash from the Indemnification Collateral Account and/or debit the requested number of Common Equity Units and transfer such cash and/or Common Equity Units to such account as Secured Party may designate in payment of Obligations with a Fair Value represented by such transferred cash and/or Common Equity Units. Securities Intermediary may conclusively assume, in complying with such instructions from the Secured Party, that Secured Party has received the foregoing request from Pledgor and that the amount of Eligible Collateral to be withdrawn as specified in such instructions is in the proper amount and shall comply with such instructions as soon as practicable.
     The failure of Pledgor to satisfy such demand or make such payment in full (in either case, regardless of whether such demand is permitted by the Indemnification Provisions to be satisfied by Pledgor prior to default by delivering a request to Secured Party in the manner described above that Secured Party debit Eligible Collateral from the Indemnification Collateral Account), after compliance by Secured Party with the terms of the applicable provisions or agreement constituting the relevant Obligations and the terms of the Indemnification Provisions, including, without limitation, any terms relating to the resolution of disagreements regarding the amount or existence of any indemnification or other Obligation, shall constitute a default hereunder. It shall also constitute a default hereunder if, in the case of any payment required to be made under Article II, Section 6.12 or Sections 11.02(a)(vii),(viii) or (ix) of the Amended Stock Purchase Agreement or the non-indemnification provisions of any Ancillary Agreement, or pursuant to the Special Asset Protection Agreement, the Pledgor and AIG shall fail to make such payment in full in accordance with Sections 6.24 and 11.05(a)(i) and (ii) of the Amended Stock Purchase Agreement.
     Upon the occurrence of a default for any of the reasons set forth above, Secured Party may exercise in respect of the Indemnification Collateral, and Pledge Collateral Agent may, for the benefit of Secured Party (whether for Secured Party’s benefit or for the benefit of other Acquiror Indemnified Parties) and upon the instructions of Secured Party, exercise in respect of the Pledge Collateral (subject to the last sentence of Section 2.2), in addition to other rights and remedies provided for herein or in Section 11.05(a) of the Amended Stock Purchase Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, or under other applicable law, with respect to such portions of the Indemnification Collateral having in the aggregate a value equal to the amount of the Obligations then due to Secured Party but unpaid (the “Unpaid Obligation Amount”), such value to equal, to the extent Eligible Collateral is applied, the Fair Value of such Eligible Collateral and otherwise to equal such other amount as shall be determined in a manner consistent with applicable law. Any instructions from Secured Party shall specify the portions of the Indemnification Collateral with respect to which such remedies shall be exercised as specified in Section 11.05 of the Amended Stock Purchase Agreement and shall certify that such Indemnification Collateral has the value required by the preceding sentence.
     Secured Party may also, without notice except as required by law, upon the occurrence and during the continuance of any such default direct Securities Intermediary from time to time, to the extent permitted by law, to (i) transfer, deliver, and pay over to Secured Party, or as Secured Party directs, all or any part of the Indemnification Collateral and the proceeds thereof (including, without limitation, any distributions of cash and securities made in respect of the Indemnification Collateral (which, for the avoidance of doubt shall include any interest earned on the funds in the deposit account and any dividends, interest, distributions, amounts received in respect of redemption and all other proceeds of any Permitted Investments earned or accrued after such time), including Pledge Collateral to the extent it relates to Pledged Units being applied to the payment of any Unpaid Obligation Amount) in an amount up to the Unpaid Obligation Amount and Secured Party may apply any cash received from Securities Intermediary to the payment of the Obligations then due to Secured Party but unpaid, and (ii) sell the Indemnification Collateral in an amount up to the Unpaid Obligation Amount or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Secured Party’s or Securities Intermediary’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable, and Secured Party may instruct Pledge Collateral Agent, as secured party for the benefit of Secured Party (for its own benefit and the benefit of the other Acquiror Indemnified Parties), to take such action with respect to the Pledge Collateral (subject to the last sentence of Section 2.2), including, without limitation, the transfer at the time specified by Secured Party of any such Pledge Collateral out of any Pledged Unit Subaccount to the appropriate other subaccount under the Pledge Agreement, as may be necessary or desirable to effectuate the transfer or sale of Indemnification Collateral described above; provided, that the aggregate value (calculated as provided in the Amended Stock Purchase Agreement and herein) of the Indemnification Collateral, any such transferred Pledge Collateral and the proceeds of the disposition thereof applied to the payment of the Obligations at any time shall not exceed the Unpaid Obligation Amount at such time, the amount of the Unpaid Obligations to be certified to Securities Intermediary and Pledge Collateral Agent; and provided, further, that Secured Party shall not exercise, or cause Pledge Collateral Agent to exercise, any rights with respect to the Pledge Collateral that would breach the covenant set forth in the last sentence of Section 2.2 or that would adversely affect the operation of the Pledge Agreement, any Stock Purchase Contract or the Stock Purchase Contract Agreement.
     Pledgor acknowledges that to the extent the Indemnification Collateral credited to the Indemnification Collateral Account or the Pledge Collateral credited to the Pledge Collateral Accounts under the Pledge Agreement is of a type sold in a recognized market, no notice by Secured Party or Pledge Collateral Agent to Pledgor shall be required prior to the sale of any Indemnification Collateral or Pledge Collateral hereunder. In the event such notice is given, neither Secured Party nor Pledge Collateral Agent shall be obligated to make any sale of Indemnification Collateral or Pledge Collateral regardless of such notice having been given. Secured Party or Pledge Collateral Agent, as the case may be, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon any sale or transfer of any Common Equity Units contained in the Indemnification Collateral, whether upon Secured Party’s exercise of its rights as a secured party hereunder or upon the instructions of Pledgor in connection with a substitution of Indemnification Collateral, the Pledge Collateral associated with such Common Equity Units being sold shall, if such Common Equity Units shall continue to be outstanding after such sale or other transfer, be transferred from the Pledge Collateral Accounts to the other appropriate subaccounts with the Collateral Agent under the Pledge Agreement.
     SECTION 2.10 Security Interest Absolute. All rights of Secured Party and Pledge Collateral Agent for benefit of the Secured Party and the security interests granted hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (i) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indemnification Provisions; (ii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations other than full and final payment thereof.
     SECTION 2.11 Further Assurances. Pledgor, Secured Party, Securities Intermediary and Pledge Collateral Agent agree that, at any time and from time to time at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party, Securities Intermediary or Pledge Collateral Agent (upon the instructions of Secured Party, in the case of Securities Intermediary or Pledge Collateral Agent) may reasonably request in order to create, perfect, and protect any pledge or security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Indemnification Collateral and to enable Pledge Collateral Agent to exercise and enforce for the benefit of Secured Party its rights and remedies hereunder with respect to the Pledge Collateral. If Pledgor shall fail to execute such instruments or documents or to take such further action, Securities Intermediary or Pledge Collateral Agent, upon the instructions of Secured Party, may do so in Pledgor’s stead in their own names or as Pledgor’s attorneys-in-fact, and at Pledgor’s expense.
ARTICLE III
Appointment and Status of Securities Intermediary and
Pledge Collateral Agent;
Indemnification Collateral Account
     SECTION 3.1 Appointment; Identification of Indemnification Collateral. Secured Party and Pledgor hereby appoint Securities Intermediary and Pledge Collateral Agent to perform their respective duties as set forth herein and authorize Securities Intermediary to hold that portion of the Indemnification Collateral consisting of cash or securities in the Indemnification Collateral Account and Pledge Collateral Agent to hold that portion of the Pledge Collateral required to be so held in the Pledge Collateral Accounts established under the Pledge Agreement in the name of the Securities Intermediary or the name of its nominees, except as otherwise provided in the Pledge Agreement. Securities Intermediary and Pledge Collateral Agent hereby accept such appointments and agree to establish and maintain the Indemnification Collateral Account and the Pledge Collateral Accounts under the Pledge Agreement and this Agreement and maintain appropriate records identifying the Indemnification Collateral in the Indemnification Collateral Account as pledged by Pledgor to Secured Party and the Pledge Collateral in the Pledge Collateral Accounts as pledged by Pledgor to Pledge Collateral Agent for benefit of Secured Party. Pledgor hereby authorizes Securities Intermediary to, and Securities Intermediary agrees with Pledgor, Secured Party and Pledge Collateral Agent that Securities Intermediary will, comply with all Written Instructions, including entitlement orders relating to the securities account that is part of the Indemnification Collateral Account and instructions relating to the disposition of funds in the deposit account that is part of the Indemnification Collateral Account, originated by Secured Party with respect to the Indemnification Collateral, and that it will comply with all Written Instructions of Pledge Collateral Agent with respect to the Pledge Collateral Accounts, without further consent or direction from Pledgor or any other party. Pledge Collateral Agent agrees with Secured Party that it will act as secured party for benefit of Secured Party with respect to the Pledge Collateral and the Pledge Collateral Accounts under the Pledge Agreement and will comply with all Written Instructions originated by Secured Party with respect to the Pledge Collateral and the Pledge Collateral Accounts without further consent or direction from Pledgor or any other party.
     SECTION 3.2 Status of Securities Intermediary; Investment of Funds. Securities Intermediary represents that it is a securities intermediary within the meaning of Section 8-102(a)(14) of the UCC with respect to the Indemnification Collateral Account and Pledge Collateral Accounts. Pledgor, Secured Party, Pledge Collateral Agent and Securities Intermediary intend that all assets, including cash, held in the securities account constituting part of the Indemnification Collateral Account and in the Pledge Collateral Accounts under the

Pledge Agreement shall be treated as financial assets, but agree that any cash being held in the Indemnification Collateral Account shall be held in the deposit account of the Securities Intermediary that comprises part of the Indemnification Collateral Account. The parties agree that Securities Intermediary is a bank with respect to any deposit account comprising part of the Indemnification Collateral Account. The parties further agree that any cash held in the Indemnification Collateral Account shall, at the written instruction of the Pledgor, (i) be invested in Permitted Investments and credited to the securities account constituting part of the Indemnification Collateral Account [or, (ii) to the extent not invested in Permitted Investments, bear interest in the deposit account from the date such funds are credited to the Indemnification Collateral Account at a rate at least equal to or greater than the Interest Rate (the “Interest”)].
     SECTION 3.3 Representations, Warranties and Covenants of Securities Intermediary. Securities Intermediary represents and warrants to, and covenants with, Secured Party and Pledgor as follows:
          (i) While it is acting as Securities Intermediary hereunder, Securities Intermediary will remain qualified as a securities intermediary and as a bank. Securities Intermediary, in the ordinary course of its business, maintains and, while it is acting as Securities Intermediary hereunder, will continue to maintain securities accounts for others, and, while it is acting as Securities Intermediary hereunder, will continue to make deposit accounts available to customers.
          (ii) The portion of the Indemnification Collateral Account that is intended to be a securities account and the Pledge Collateral Accounts are and will be maintained by Securities Intermediary as securities accounts to which financial assets are or may be credited, and the portion of the Indemnification Collateral Account that is intended to be a deposit account will be maintained as a deposit account by Securities Intermediary in its capacity as a bank.
          (iii) Except for the rights and interests of Secured Party, Pledge Collateral Agent and Pledgor described in this Agreement and the Pledge Agreement, Securities Intermediary has not been advised of any right or claim (including any adverse claim) to, or interest in, the Indemnification Collateral Account, the Indemnification Collateral, the Pledge Collateral or the Pledge Collateral Accounts.
          (iv) All property delivered to Securities Intermediary to be credited to the securities account constituting part of the Indemnification Collateral Account or to the Pledge Collateral Accounts will be in the possession of Securities Intermediary or to its credit on the books of other securities intermediaries or Depositories in a quantity corresponding to the types and aggregate amounts credited to such securities account and all other securities accounts maintained by Securities Intermediary.
          (v) Securities Intermediary will not change the names or account numbers of either the securities account or the deposit account constituting part of the Indemnification Collateral Account, or of the Pledge Collateral Accounts, without the prior written consent of Secured Party.

          (vi) Other than this Agreement and the Pledge Agreement, Securities Intermediary has not entered into and will not enter into any agreement with any person relating to the Indemnification Collateral, the Indemnification Collateral Account or any financial asset or cash credited to it or to the Pledge Collateral, and the Pledge Collateral Accounts or any financial asset or cash credited to them, including any control agreement or any agreement that purports to limit or condition the obligation of Securities Intermediary to comply with entitlement orders or instructions of Secured Party or the entitlement orders of Pledge Collateral Agent. Securities Intermediary has not agreed to comply, will not comply and will not agree to comply with entitlement orders or instructions of any Person other than Secured Party with respect to the Indemnification Collateral Account or the Indemnification Collateral and Pledge Collateral Agent with respect to the Pledge Collateral and the Pledge Collateral Accounts.
          (vii) The “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) of Securities Intermediary is and will remain for the term of this Agreement the State of New York and the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) in respect of the Deposit Account is and will remain for the term of this Agreement the State of New York.
     SECTION 3.4 Representations, Warranties and Covenants of Pledge Collateral Agent. Pledge Collateral Agent represents and warrants to, and covenants with, Secured Party as follows:
     (a) Except for the rights and interests of Secured Party and Pledgor described in this Agreement and the Pledge Agreement, Pledge Collateral Agent has not been advised of any right or claim (including any adverse claim) to or interest in the Pledge Collateral or the Pledge Collateral Accounts.
     (b) All property delivered to Pledge Collateral Agent to be credited to the Pledge Collateral Accounts will be in the possession of Securities Intermediary or to its credit on the books of other securities intermediaries or Depositories in a quantity corresponding to the types and aggregate amounts credited to such securities account and all other securities accounts maintained by Securities Intermediary.
     (c) Pledge Collateral Agent will not change the names or account numbers of the Pledge Collateral Accounts without the prior written consent of Secured Party.
     (d) Other than this Agreement and the Pledge Agreement, Pledge Collateral Agent has not entered into and will not enter into any agreement with any Person relating to the Pledge Collateral Accounts, including any control agreement or any agreement that purports to limit or condition the obligation of Pledge Collateral Agent to follow the instructions of Secured Party or of Securities Intermediary to comply with entitlement orders or instructions of Pledge Collateral Agent with respect to the Pledge Collateral Accounts. Pledge Collateral Agent has not agreed to comply, will not comply and will not agree to comply with entitlement orders or any other instructions of any person other than Secured Party with respect to the Pledge Collateral and the applicable Collateral Accounts, except as set forth in the Pledge Agreement.

     SECTION 3.5 Representations, Warranties and Covenants of Pledgor. Pledgor represents and warrants to, and covenants with, Secured Party, Pledge Collateral Agent and Securities Intermediary as follows:
     (a) It has not granted and will not grant, or permit to exist, any security or other interest in or any right or claim (including any adverse claim) to the Indemnification Collateral Account, the Indemnification Collateral, the Pledge Collateral or the Pledge Collateral Accounts except those contemplated by this Agreement and the Pledge Agreement; and
     (b) Other than this Agreement, the Pledge Agreement and any customary funds transfer, account or other customer agreement with Securities Intermediary not inconsistent with this Agreement, Pledgor has not entered into and will not enter into any agreement with any person relating to the Indemnification Collateral Account, the Indemnification Collateral, the Pledge Collateral or the Pledge Collateral Accounts.
     SECTION 3.6 Use of Depositories. Secured Party and Pledgor hereby authorize Securities Intermediary to utilize Depositories in connection with its performance hereunder. Indemnification Collateral or Pledge Collateral held by Securities Intermediary in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Indemnification Collateral or Pledge Collateral is held in a Depository, Securities Intermediary shall identify on its records as belonging to Pledgor and pledged to Secured Party or Pledge Collateral Agent for the benefit of Secured Party, as appropriate, a quantity of securities as part of a fungible bulk of securities held in Securities Intermediary’s account at such Depository. Securities deposited in a Depository will be represented in accounts which include only assets held by Securities Intermediary for its customers.
     SECTION 3.7 Merger, Conversion, Consolidation or Succession to Business. Any Person into which Pledge Collateral Agent or Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Pledge Collateral Agent or Securities Intermediary shall be a party, or any person succeeding to all or substantially all of the corporate trust business of Pledge Collateral Agent or Securities Intermediary shall be the successor of Pledge Collateral Agent or Securities Intermediary, respectively, hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding; provided, however, that if Pledge Collateral Agent and Securities Intermediary are no longer the same corporate entity, such merger, conversion, consolidation or succession to business shall instead be treated as a simultaneous resignation of Pledge Collateral Agent and Securities Intermediary hereunder.
     SECTION 3.8 Rights in Other Capacities. Pledge Collateral Agent and Securities Intermediary and their affiliates may (without having to account therefor to Pledgor, Secured Party or Stock Purchase Contract Agent) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Pledgor, Secured Party or Stock Purchase Contract Agent, any other person interested herein and any holder of Common Equity Units (and any of their respective subsidiaries or affiliates) as if it were not acting as Pledge Collateral Agent or Securities Intermediary, as the case may be, and Pledge

Collateral Agent, Securities Intermediary and their affiliates may accept fees and other consideration from Pledgor, Secured Party, Stock Purchase Contract Agent and any holder of Common Equity Units without having to account for the same to the Pledgor or Secured Party, subject to its other representations and covenants herein.
ARTICLE IV
Collateral Services
     SECTION 4.1 Delivery of Indemnification Collateral. At the Closing (as defined in the Amended Stock Purchase Agreement), Pledgor shall deliver or cause to be delivered in the method specified in Section 2.3 to Securities Intermediary the Initial Collateral for credit to and/or deposit in the Indemnification Collateral Account, and Pledge Collateral Agent shall establish the Pledge Collateral Accounts and credit the Pledge Collateral thereto as provided in the Pledge Agreement.
     SECTION 4.2 Release of Indemnification Collateral. At any time on or after each of the dates which is the 12-month, 24-month and 30-month anniversary of the Closing Date (or if, in each case, such date is not a Business Day, on the next succeeding Business Day), or as otherwise provided in Section 11.05(c) of the Amended Stock Purchase Agreement, Pledgor shall be entitled to withdraw Indemnification Collateral from the Indemnification Collateral Account to the extent and in the amount and manner set forth in such Section 11.05(c) (the amount permitted to be withdrawn being the “Excess Collateral Amount”); provided, however, any such withdrawal of Indemnification Collateral in accordance with Section 11.05(c) (other than Section 11.05(c)(i)) of the Amended Stock Purchase Agreement shall be made in the following order of priority: (i) first, releasing any Common Equity Units then held in the Indemnification Collateral Account; and (ii) second, solely to the extent the amount of Indemnification Collateral to be so released exceeds the stated amount of the Common Equity Units released pursuant to clause (i) above, any cash then held in the Indemnification Collateral Account and any Permitted Investments then held in the Indemnification Collateral Account in which cash held in the Indemnification Collateral Account has been invested; provided, further, that any such Permitted Investments shall have been liquidated in accordance with the guidelines specified in the Investment Guidelines prior to making any such withdrawal; provided, further, that Pledgor has delivered written notice to Secured Party, with a copy to Securities Intermediary, at least ten (10) Business Days in advance of the proposed date of withdrawal detailing the Indemnification Collateral proposed to be withdrawn and specifying the account or address to which the withdrawn Collateral should be delivered; provided, further, that Securities Intermediary has received a Written Instruction and/or entitlement order from Secured Party at least five (5) Business Days in advance of the requested withdrawal authorizing the withdrawal of such Excess Collateral Amount and specifying the particular Indemnification Collateral to be withdrawn; and provided, further, that upon the occurrence of a Parent Bankruptcy, no Indemnification Collateral shall be released hereunder pursuant to Sections 11.05(c) except to the extent, in the manner and at the time or times permitted thereby; provided, that in connection with each such withdrawal all of the conditions in this Section 4.2 have been complied with. Secured Party hereby agrees that it shall timely deliver an appropriate entitlement order to the Securities Intermediary adequate to permit a permitted transfer of any Excess Collateral Amount. If any Common Equity Units are withdrawn from the Indemnification Collateral Account, the corresponding Pledge Collateral shall be transferred from the Pledge Unit Subaccounts to the appropriate other subaccounts under the Pledge Agreement. In order to facilitate the withdrawal hereunder of Indemnification Collateral and Pledge Collateral while such Collateral is evidenced by securities, the Secured Party shall provide the appropriate registrar for such Collateral a sufficient supply of securities for purposes of issuance and exchange and shall cause such registrars to coordinate and cooperate with the Securities Intermediary and Pledge Collateral Agent to effect such withdrawal. The Securities Intermediary and the Pledge Collateral Agent, as such, shall have no responsibility for any delay by any registrar to provide securities to effect any such withdrawal or the related issuance and exchange.
     If any Indemnification Collateral is required to remain in the Indemnification Collateral Account after the 30-month anniversary of the Closing Date, Pledgor similarly shall be entitled thereafter to withdraw any Excess Collateral Amount; provided, however, that Pledgor has delivered written notice to Secured Party and Securities Intermediary at least ten (10) Business Days in advance of the proposed date of withdrawal detailing the Indemnification Collateral proposed to be withdrawn and specifying the account or address to which the withdrawn Collateral should be delivered; and provided, further, that Securities Intermediary has received a Written Instruction and/or entitlement order from Secured Party at least five (5) Business Days in advance of the requested withdrawal authorizing the withdrawal of such Excess Collateral Amount. Secured Party hereby agrees that it will timely deliver an appropriate entitlement order to Securities Intermediary adequate to permit a permitted transfer of any Excess Collateral Amount. If any Common Equity Units are withdrawn from the Indemnification Collateral Account, the corresponding Pledge Collateral shall be transferred from the Pledge Collateral Accounts to the appropriate other Collateral Accounts under the Pledge Agreement.
     If Secured Party does not intend to deliver an instruction and/or entitlement order to Securities Intermediary authorizing a withdrawal under the circumstances described above, Secured Party shall deliver to Pledgor a notice providing detail of the defects in Pledgor’s withdrawal request not later than five (5) Business Days prior to the proposed date of withdrawal. Secured Party will give written notice to Securities Intermediary and Pledge Collateral Agent upon the satisfaction in full of the Obligations. If any Common Equity Units remain in the Indemnification Collateral Account upon such satisfaction in full (and provided such notice has been received by the Securities Intermediary and the Pledge Collateral Agent), such Common Equity Units will be transferred to Pledgor or upon its order and the corresponding Pledge Collateral shall be transferred from the Pledge Collateral Accounts to the other appropriate subaccounts under the Pledge Agreement.
     SECTION 4.3 Substitutions. Subject to the provisions of this Section 4.3, Pledgor may substitute cash for any Indemnification Collateral then held in the Indemnification Collateral Account. As a condition to effecting a substitution, at least ten (10) Business Days in advance of the proposed date of substitution, Pledgor shall be required to deliver written notice to Secured Party, with a copy to Securities Intermediary, specifying: (i) the proposed date of substitution, (ii) the amount of cash proposed to be transferred to the Indemnification Collateral Account and (iii) the Indemnification Collateral proposed to be withdrawn from the Indemnification Collateral Account. Pledgor shall be entitled to effect the proposed substitution; provided, that Securities Intermediary has received a Written Instruction and/or entitlement order from Secured

Party at least five (5) Business Days in advance of the requested withdrawal authorizing Securities Intermediary to effect the substitution and that, prior to such substitution, the Pledgor shall have delivered to the Secured Party a written opinion of outside counsel for the Pledgor, in form and substance reasonably acceptable to the Secured Party stating that (i) this Agreement is effective to create a security interest in the cash credited to the Deposit Account in favor of the Secured Party; (ii) by virtue of this Agreement, the Secured Party’s security interest in the cash credited to the Deposit Account has been perfected; and (iii) no adverse claim under Article 8 of the UCC may be asserted against the Secured Party’s security interest in any financial asset credited to Eligible Collateral credited to the Indemnification Collateral Account. Securities Intermediary shall be entitled to conclusively assume that such opinion has been delivered unless Secured Party gives it written notice to the contrary.
     Secured Party hereby agrees that it will timely deliver an appropriate entitlement order to the Securities Intermediary adequate to permit a permitted substitution of Indemnification Collateral; provided, however, that it shall not be required to deliver such an instruction and/or entitlement order unless the amount of cash proposed to be transferred to the Indemnification Collateral Account is at least equal to the Fair Value of the Indemnification Collateral proposed to be withdrawn from the Indemnification Collateral Account. If Secured Party does not intend to deliver an instruction and/or entitlement order to Securities Intermediary authorizing a substitution of Indemnification Collateral under the circumstances described above Secured Party shall deliver to Pledgor a notice, not later than five (5) Business Days prior to the proposed date of withdrawal, providing details of the shortfall in the amount of cash to be transferred as compared to the Fair Value of the Indemnification Collateral proposed to be withdrawn.
     If any substitution involves the withdrawal of Common Equity Units from the Indemnification Collateral Account, the Pledge Collateral corresponding to such Common Equity Units shall be transferred from the Pledge Collateral Accounts to the other appropriate subaccounts under the Pledge Agreement. Substitutions of Pledge Collateral pursuant to the terms of Sections 5.1(c), 5.2 and 5.3 of the Pledge Agreement shall be effected in accordance with such terms and Section 4.4(a) hereof.
     Notwithstanding the foregoing, (i), solely in connection with the AIG Equity Unit Public Offering, all or a portion of the Equity Units Net Proceeds will be directly deposited by the Managing Underwriter in accordance with the Indemnification Instruction, Waiver and Acknowledgment by wire transfer of immediately available funds to the Indemnification Collateral Account as Eligible Collateral and substituted for Indemnification Collateral then held in the Indemnification Collateral Account in accordance with the Indemnification Instruction, Waiver and Acknowledgment contemplated by Section 6.6(b) of the Coordination Agreement, and (ii) Pledgor will be permitted to substitute any proceeds of a sale or transfer of Common Equity Units permitted under the Amended Investor Rights Agreement following reasonable notice to Secured Party with a copy to Securities Intermediary, and Secured Party hereby agrees that it will timely deliver an appropriate securities entitlement order to Securities Intermediary adequate to permit such substitution of Indemnification Collateral in the case of clause (ii).
     SECTION 4.4 Common Equity Units as Collateral.

     (a) Collateral Substitutions. If Pledgor effects a Collateral Substitution (as such term is defined in the Stock Purchase Contract Agreement) with respect to any Stock Purchase Contracts forming part of Common Equity Units credited to the Indemnification Collateral Account by exercising its right to do so under the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Pledge Agreement, the Normal Common Equity Units or Stripped Common Equity Units (as such terms are defined in the Stock Purchase Contract Agreement) created pursuant to such Collateral Substitution, but not the Debt Securities or Treasury Securities (as such terms are defined in the Stock Purchase Contact Agreement) released from the security interest created pursuant to the Pledge Agreement, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral, and the Debt Securities or Treasury Securities released from the security interest created pursuant to the Pledge Agreement shall be released from the security interest created pursuant to this Agreement and delivered to the Pledgor. Secured Party shall be entitled to retain the Normal Common Equity Units or Stripped Common Equity Units created pursuant to such Collateral Substitution without there being any reduction in the Obligations as a result of such retention.
     (b) Cash Settlement. If Pledgor effects an Early Settlement, Cash Settlement or Cash Merger Early Settlement (as such terms are defined in the Stock Purchase Contract Agreement) other than as described in Section 4.4(d) below of any Stock Purchase Contracts forming part of Common Equity Units credited to the Indemnification Collateral Account for cash by exercising its right to do so under the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Pledge Agreement, or duly elects not to exercise its Put Right upon a Final Failed Remarketing (as such terms are defined in the Stock Purchase Contract Agreement and Pledge Agreement, respectively), the Common Stock so acquired, but not the cash paid therefor, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain the cash paid as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention. The Debt Securities or Treasury Securities in the Pledge Collateral Accounts relating to the Stock Purchase Contracts pursuant to which such cash purchase was made shall be released from the Pledge Collateral Accounts to Pledgor upon such purchase pursuant to the terms of the Pledge Agreement.
     (c) Remarketing. If Pledgor purchases Common Stock with the cash proceeds of any remarketing, in accordance with the terms of the Stock Purchase Contract Agreement, the Stock Purchase Contracts and the Pledge Agreement, of Debt Securities forming part of the Common Equity Units credited to the Indemnification Collateral Account, the Common Stock so acquired, but not the cash received therefore, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain cash proceeds as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention. The Debt Securities sold in such remarketing that were credited to the Pledge Collateral Accounts shall be released from the Pledge Collateral Accounts pursuant to the terms of the Pledge Agreement.
     If Pledgor purchases Common Stock pursuant to Stock Purchase Contracts relating to any Common Equity Units credited to the Indemnification Collateral Account in consideration for the cash proceeds of Treasury Securities, the Common Stock so acquired shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain such consideration as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention.
     (d) Put Right; Settlement in Kind. If Pledgor purchases Common Stock pursuant to Stock Purchase Contracts relating to any Common Equity Units credited to the Indemnification Collateral Account in consideration for any Debt Securities pursuant to its deemed exercise of the Put Right or in connection with a Cash Merger Early Settlement (each as defined in the Stock Purchase Contract Agreement), the Common Stock so acquired, but not such Debt Securities, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral. Secured Party shall be entitled to retain such consideration as the purchase price for such Common Stock without there being any reduction in the Obligations as a result of such retention, and such Debt Securities or Treasury Securities shall be released from the Pledge Collateral Accounts pursuant to the Pledge Agreement.
     (e) Termination Events. If, pursuant to Stock Purchase Contracts relating to any Common Equity Units credited to the Indemnification Collateral Account, Pledgor takes Debt Securities or Treasury Securities free and clear of the lien of the Pledge Agreement rather than Common Stock as a result of a Termination Event (as defined in the Stock Purchase Contract Agreement), such Debt Securities or Treasury Securities so acquired, shall, unless otherwise agreed by Secured Party, be credited to the Indemnification Collateral Account as additional Indemnification Collateral and shall be released from the Pledge Collateral Accounts pursuant to the Pledge Agreement.
     (f) Cooperation. So long as no default has occurred and is continuing, upon request of Pledgor to exercise any of its rights with respect to Common Equity Units credited to the Indemnification Collateral Account as set forth in Sections 4.4(a) through (d) above, Secured Party and Securities Intermediary shall cooperate with Pledgor, including by delivering any appropriate instruction or notice required pursuant to the terms of the Stock Purchase Contract Agreement and Pledge Agreement, to effect the exercise of such rights.
     SECTION 4.5 Treatment of Proceeds. Except as set forth in Sections 2.9 and 4.4 hereof, all dividends, interest, distributions and all other interest or other earnings (which for the avoidance of doubt shall include any interest earned on the funds in the deposit account and any earnings on any Permitted Investments) of the Indemnification Collateral shall be released from the security interest created pursuant to this Agreement and Securities Intermediary shall promptly upon receipt thereof (i) credit to the Collateral Agent for distribution to the Pledgor as provided in the Pledge Agreement all such proceeds relating to the Pledge Collateral and (ii) deliver to Pledgor all such proceeds not relating to the Pledge Collateral.
     SECTION 4.6 Exclusive Control. Securities Intermediary is authorized to act upon any Written Instructions, including entitlement orders with respect to the securities account that is part of the Indemnification Collateral Account and instructions relating to the deposit account that is part of the Indemnification Collateral Account, solely and exclusively from Secured Party.

Securities Intermediary is authorized to act upon any Written Instructions, including entitlement orders with respect to the Pledge Collateral Accounts, solely and exclusively from Pledge Collateral Agent. Secured Party hereby covenants for the benefit of Pledgor that Secured Party will not originate entitlement orders or instructions concerning the Indemnification Collateral Account or the Indemnification Collateral or cause Pledge Collateral Agent to take any action with respect to the Pledge Collateral or the Pledge Collateral Accounts except as provided in Sections 2.9, 4.2, 4.3 and 4.4 hereof with respect to payment of Obligations when due, the substitution, withdrawal, release or transfer of Indemnification Collateral or Pledge Collateral, the treatment of proceeds and the exercise its rights as a secured party upon default. The foregoing covenant is for the benefit of Pledgor only and will not be deemed to constitute a limitation on Secured Party’s right, as between Securities Intermediary and Secured Party, to originate entitlement orders and instructions with respect to the Indemnification Collateral Account and the Indemnification Collateral, on Securities Intermediary’s obligation to comply with those entitlement orders and instructions without further consent by Pledgor, on Secured Party’s right, as between Secured Party and Pledge Collateral Agent, to instruct Pledge Collateral Agent to take action with respect to the Pledge Collateral or the Pledge Collateral Accounts, or on Pledge Collateral Agent’s obligation to comply with those instructions without further consent by Pledgor. Securities Intermediary agrees that it will, without inquiry or consent of Pledgor or any person acting or purporting to act on behalf of Pledgor, comply with Written Instructions (including entitlement orders and instructions relating to the deposit account that is part of the Indemnification Collateral Account) from Secured Party with respect to the Indemnification Collateral Account. Without prejudice to the exclusive right of Secured Party to give entitlement orders, if Securities Intermediary receives conflicting directions with respect to the Indemnification Collateral Account or the Indemnification Collateral from Pledgor and Secured Party, Securities Intermediary will act at the direction of Secured Party and will be fully protected in so acting. Pledge Collateral Agent agrees to comply with instructions given pursuant to the Pledge Agreement and with instructions given by Secured Party pursuant to this Agreement without further consent from Pledgor. If instructions of Secured Party to Pledge Collateral Agent pursuant to this Agreement conflict with the obligations of the Pledge Collateral Agent under the Pledge Agreement, Pledge Collateral Agent shall be entitled to comply with the Pledge Agreement and not to comply with such conflicting instructions given pursuant to this Agreement.
     SECTION 4.7 Statements. Securities Intermediary shall furnish Pledgor and Secured Party with monthly Indemnification Collateral Account statements in accordance with its customary procedures. Securities Intermediary shall also furnish Pledgor and Secured Party with monthly statements with respect to the Pledge Collateral Accounts in accordance with its customary procedures. The requirements of this Section 4.7 shall be performed by the Securities Intermediary by granting each of the Pledgor and the Secured Party on-line read only access to the Indemnification Collateral Account and the Pledge Collateral Accounts.
     SECTION 4.8 Notice of Adverse Claims. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Indemnification Collateral Account, the Pledge Collateral Accounts or any portion of the Indemnification Collateral or Pledge Collateral, Securities Intermediary shall use reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

     SECTION 4.9 Subordination of Lien; Set-off. The parties agree that any security interest in or lien on, or right of set-off with respect to, any of the Indemnification Collateral or the Pledge Collateral that Securities Intermediary or Pledge Collateral Agent may now or in the future may have is hereby subordinated to the security interest of Secured Party hereunder, except to the extent of any fees, charges, expenses and other amounts owed to Securities Intermediary or Pledge Collateral Agent and incurred in connection with the performance of the duties of Securities Intermediary hereunder and the maintenance and operation of the Indemnification Collateral Account and the Indemnification Collateral, for which Securities Intermediary shall have a prior claim to the Indemnification Collateral.
     SECTION 4.10 No Release Without Consent. Securities Intermediary and Pledge Collateral Agent agree that they will not extend any credit nor make any loans secured by the Indemnification Collateral, the Indemnification Collateral Account, the Pledge Collateral or the Pledge Collateral Accounts, including without limitation any so-called “margin loans.” Except as provided in Sections 2.9, 4.2, 4.3, 4.4 and 4.5 hereof or in the Pledge Agreement, no payments of principal or interest, or addition, substitution, sale, transfer, release, withdrawal or other alienation of Indemnification Collateral or the Pledge Collateral shall be made except upon the written consent of Secured Party.
ARTICLE V
General Terms and Conditions
     SECTION 5.1 Standard of Care; Limitation of Liability; Indemnification.
     (a) Except as otherwise expressly provided herein, Securities Intermediary and Pledge Collateral Agent shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ fees (“Losses”) incurred by or asserted against Pledgor or Secured Party, except those Losses arising out of the gross negligence or willful misconduct of Securities Intermediary or Pledge Collateral Agent, respectively. Neither Securities Intermediary nor Pledge Collateral Agent shall have any liability whatsoever for the action or inaction of any Depository. In no event shall Securities Intermediary or Pledge Collateral Agent be liable to Pledgor, Secured Party or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Securities Intermediary or Pledge Collateral Agent be liable:
     (i) for acting in accordance with any Written Instructions actually received by Securities Intermediary or Pledge Collateral Agent and reasonably believed by Securities Intermediary or Pledge Collateral Agent, respectively, to have been given by an Authorized Person of Secured Party;
     (ii) for conclusively presuming that all disbursements of cash or deliveries of securities directed by Secured Party by a Written Instruction are in accordance with this Agreement, the Pledge Agreement or the Indemnification Provisions, as the case may be,
     (iii) for holding property in any particular country, including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or securities or market conditions which prevent the transfer of property or execution of securities transactions or affect the value of property; or
     (iv) for the insolvency of any depository or for any Indemnification Collateral or Pledge Collateral held by such depository;
provided, however, that Securities Intermediary or Pledge Collateral Agent has not acted with gross negligence or engaged in willful misconduct with respect to the specific Loss against which indemnification is sought.
     (b) Securities Intermediary and Pledge Collateral Agent each shall have the right to appoint agents in connection with any of their respective duties hereunder, and the Securities Intermediary and Pledge Collateral Agent shall not be liable for any action taken or omitted by such agents selected in good faith and with due care in accordance with the terms of this Agreement; provided, however, that neither the Securities Intermediary nor the Pledge Collateral Agent shall be permitted to appoint any subcustodian in connection with any of their respective duties hereunder. The appointment of agents pursuant to this Section 5.1(b) shall be subject to prior written consent of the Secured Party, which consent shall not be unreasonably withheld.
     (c) AIG agrees to indemnify Securities Intermediary and Pledge Collateral Agent and hold Securities Intermediary and Pledge Collateral Agent harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses sustained or incurred by or asserted against Securities Intermediary or Pledge Collateral Agent, as the case may be, by reason of or as a result of any action or inaction, or arising out of the performance of Securities Intermediary or Pledge Collateral Agent, respectively, hereunder, including reasonable fees and expenses of counsel incurred by Securities Intermediary or Pledge Collateral Agent, as the case may be, in a defense of claims by AIG, Pledgor or Secured Party; provided, AIG shall not indemnify either Securities Intermediary or Pledge Collateral Agent for those losses arising out of Securities Intermediary’s or Pledge Collateral Agent’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of AIG and its successors and assigns, notwithstanding the resignation or removal of Securities Intermediary or Pledge Collateral Agent or the termination of this Agreement.
     SECTION 5.2 No Obligation Regarding Quality of Collateral. Without limiting the generality of Section 5.1, neither Securities Intermediary nor Pledge Collateral Agent shall be under any obligation to inquire into, and shall not be liable for, any losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Indemnification Collateral or Pledge Collateral, or Indemnification Collateral or Pledge Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market. Neither Securities Intermediary nor Pledge Collateral Agent shall be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

     SECTION 5.3 No Responsibility Concerning Indemnification Provisions. It is understood and agreed that, notwithstanding references to the Indemnification Provisions in this Agreement, neither Securities Intermediary nor Pledge Collateral Agent has any interest in, or any duty, responsibility or obligation with respect to, the Indemnification Provisions (including without limitation, any duty, responsibility or obligation to monitor Pledgor’s or Secured Party’s compliance with the Indemnification Provisions or to know the terms of the Indemnification Provisions).
     SECTION 5.4 No Duty of Oversight. Securities Intermediary is not at any time under any duty to monitor the value of any Indemnification Collateral in the Indemnification Collateral Account or whether the Indemnification Collateral is of a type required or permitted to be held in the Indemnification Collateral Account.
     SECTION 5.5 Advice of Counsel. Securities Intermediary and Pledge Collateral Agent may, with respect to questions of law, obtain the advice of counsel selected in good faith and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.
     SECTION 5.6 No Collection Obligations. Securities Intermediary and Pledge Collateral Agent shall be under no obligation to take action to collect any amount payable on Indemnification Collateral in default, or if payment is refused after due demand and presentment.
     SECTION 5.7 Fees and Expenses. AIG agrees to pay to Securities Intermediary and Pledge Collateral Agent the fees as may be agreed upon from time to time. AIG shall reimburse Securities Intermediary and Pledge Collateral Agent for all reasonable costs associated with transfers of Indemnification Collateral and Pledge Collateral to Securities Intermediary and records kept in connection with this Agreement. AIG shall also reimburse Securities Intermediary and Pledge Collateral Agent for reasonable out-of-pocket expenses (including reasonable attorneys’ fees and expenses) which are a normal incident of the services provided hereunder. The obligations of AIG under this Section shall be a continuing obligation of AIG, its successors and assigns, notwithstanding the resignation or removal of Securities Intermediary or Pledge Collateral Agent or the termination of this Agreement.
     SECTION 5.8 Effectiveness of Instructions; Reliance; Risk Acknowledgements; Additional Terms.
     (a) Secured Party shall have the right, by one or more written instruments executed and delivered to Securities Intermediary or Pledge Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to Securities Intermediary or Pledge Collateral Agent, or of exercising any power conferred on Securities Intermediary or Pledge Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement or involve Securities Intermediary or Pledge Collateral Agent in personal liability and (ii) Securities Intermediary or Pledge Collateral Agent shall be indemnified to its satisfaction as provided herein. Subject to the terms below, Securities Intermediary and Pledge Collateral Agent shall be entitled, in the absence of bad faith, to rely upon any Written Instructions actually received by Securities

Intermediary or Pledge Collateral Agent, respectively, and reasonably believed by it to have been duly authorized and delivered by Secured Party.
     (b) In each case that Securities Intermediary or Pledge Collateral Agent may or is required hereunder to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, to release or sell Indemnification Collateral or Pledge Collateral or otherwise to act hereunder, the Securities Intermediary or Pledge Collateral Agent may seek direction from Secured Party. Securities Intermediary or Pledge Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from Secured Party. Unless direction is otherwise expressly provided herein, if Securities Intermediary or Pledge Collateral Agent shall request direction from Secured Party with respect to any action, Securities Intermediary or Pledge Collateral Agent shall be entitled to refrain from such action unless and until such agent shall have received direction from Securities Intermediary or Pledge Collateral Agent, and the agent shall not incur liability to any Person by reason of so refraining.
     (c) If Securities Intermediary or Pledge Collateral Agent receives Written Instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party understands and agrees that neither Securities Intermediary nor Pledge Collateral Agent can determine the identity of the actual sender of such Written Instructions and that Securities Intermediary or Pledge Collateral Agent, as the case may be, shall conclusively presume that such Written Instructions have been sent by an Authorized Person. Secured Party shall be responsible for ensuring that only its Authorized Persons transmit such Written Instructions to Securities Intermediary and Pledge Collateral Agent and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care.
     (d) Secured Party acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Securities Intermediary and Pledge Collateral Agent and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it. Secured Party agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
     SECTION 5.9 Certain Rights.
     (a) Whenever in the administration of the provisions of this Agreement Securities Intermediary and Pledge Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of Securities Intermediary and Pledge Collateral Agent, be deemed to be conclusively proved and established by a certificate signed by one of the

Secured Party’s officers, and delivered to Securities Intermediary and Pledge Collateral Agent and such certificate, in the absence of gross negligence or bad faith on the part of the Securities Intermediary and Pledge Collateral Agent, shall be full warrant to the Securities Intermediary and Pledge Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.
     (b) The Securities Intermediary and Pledge Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document, may conclusively rely and shall be fully protected in acting or refraining from acting thereon if believed to be genuine and to have been signed or presented by the proper party or parties and may conclusively rely on the truth of the statements and the correctness of the opinions expressed therein.
     (c) Neither Securities Intermediary nor Pledge Collateral Agent shall have any responsibility, other than complying with the express terms and provisions of this Agreement, for perfecting or maintaining the perfection of any security interest granted to it or to the Secured Party hereunder or for filing or re-filing any financing statement or continuation statement in any public office at any time or times.
     (d) In the event funds or securities transfer instructions, investment instructions or instructions to sell or liquidate investments are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, Securities Intermediary and Pledge Collateral Agent are authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule I hereto, and Securities Intermediary and Pledge Collateral Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Securities Intermediary and Pledge Collateral Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.
     (e) [The Securities Intermediary shall have no obligation to invest and reinvest any cash held in the Indemnification Collateral Account in the absence of a written investment direction from Pledgor specifying the investment to be made and certifying that such investment constitutes a Permitted Investment. Any investment will be made by the Securities Intermediary as soon as practicable after receipt of a written direction therefor. In no event shall the Securities Intermediary be liable for the selection of investments or for investment losses incurred thereon. The Securities Intermediary shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Pledgor to provide to the Securities Intermediary timely written investment direction. Any written investment direction or written direction to sell or liquidate investments shall be in the form of Written Instructions.]

     SECTION 5.10 Indemnification Collateral Account Disclosure. Securities Intermediary and Pledge Collateral Agent are authorized to supply any information regarding the Indemnification Collateral Account or the Pledge Collateral Accounts which is required by any law or governmental regulation now or hereafter in effect.
     SECTION 5.11 Force Majeure. Neither Securities Intermediary nor Pledge Collateral Agent shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.
     SECTION 5.12 No Implied Duties. Neither Securities Intermediary nor Pledge Collateral Agent shall have any duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Securities Intermediary or Pledge Collateral Agent in connection with this Agreement. No provision of this Agreement shall require the Securities Intermediary or Pledge Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
ARTICLE VI
Miscellaneous
     SECTION 6.1 Resignation or Removal of Securities Intermediary and Pledge Collateral Agent. Subject to the appointment and acceptance of a successor Pledge Collateral Agent or Securities Intermediary as provided below:
     (i) Pledge Collateral Agent and Securities Intermediary may resign at any time by giving notice thereof to Secured Party; provided, that Pledge Collateral Agent may resign only if it also resigns as Collateral Agent under and in accordance with the Pledge Agreement; and
     (ii) Pledge Collateral Agent and Securities Intermediary may be removed at any time by Secured Party; provided, that any such removal of the Pledge Collateral Agent is also effected in connection with the removal of the Collateral Agent under and in accordance with the Pledge Agreement.
Secured Party shall promptly notify Pledgor of any resignation or removal of Pledge Collateral Agent or Securities Intermediary pursuant to this Section 6.1. Upon any such resignation or removal, Secured Party shall have the right to appoint a successor Pledge Collateral Agent or Securities Intermediary, as the case may be, provided, such appointment of the Pledge Collateral Agent also complies with the Pledge Agreement. If no successor Pledge Collateral Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Pledge Collateral Agent’s or Securities Intermediary’s giving of notice of resignation or Secured Party’s giving notice of such removal, then the retiring or removed Pledge Collateral Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of Secured Party, for the appointment of a successor Pledge Collateral Agent or Securities Intermediary. Pledge Collateral Agent and Securities Intermediary shall each be a bank, trust company or national banking association with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Pledge Collateral Agent or Securities Intermediary hereunder by a successor Pledge Collateral Agent or Securities Intermediary, as the case may be, such successor Pledge Collateral Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledge Collateral Agent or Securities Intermediary, as the case may be, and the retiring Pledge Collateral Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Indemnification Collateral or the Pledge Collateral) to such successor. The retiring Pledge Collateral Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Pledge Collateral Agent or Securities Intermediary hereunder. After any retiring Pledge Collateral Agent’s or Securities Intermediary’s resignation hereunder as Pledge Collateral Agent or Securities Intermediary, the provisions of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Pledge Collateral Agent or Securities Intermediary. Any resignation or removal of Pledge Collateral Agent or Securities Intermediary hereunder, at a time when such person is acting as Pledge Collateral Agent or Securities Intermediary, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of Pledge Collateral Agent and Securities Intermediary.
     SECTION 6.2 Termination. This Agreement shall terminate upon (a) the receipt by Security Intermediary and Pledge Collateral Agent of Written Instructions from Secured Party expressly stating that Secured Party no longer claims any security interest in either the Indemnification Collateral or the Pledge Collateral, the subsequent transfer of the Indemnification Collateral from the Indemnification Collateral Account pursuant to Section 4.2 and the corresponding transfers of the Pledge Collateral under the Pledge Agreement, or (b) the transfer of all of the Indemnification Collateral and Pledge Collateral to Secured Party pursuant to an entitlement order delivered to Securities Intermediary and an instruction delivered to Pledge Collateral Agent. Except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease upon termination of this Agreement.
     SECTION 6.3 Certificates of Authorized Persons. Secured Party and Pledgor agree to furnish to Securities Intermediary and Pledge Collateral Agent a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Securities Intermediary and Pledge Collateral Agent shall be fully protected in acting upon Written Instructions of such present Authorized Persons.
     SECTION 6.4 Notices.

     (a) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Securities Intermediary, shall be sufficiently given if addressed to Securities Intermediary and received by it at its offices at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., with a copy to Deutsche Bank National Trust Company Trust & Securities Services, 100 Plaza One, 6th Floor, MS: JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., or at such other place as Securities Intermediary may from time to time designate in writing.
     (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledge Collateral Agent, shall be sufficiently given if addressed to Pledge Collateral Agent and received by it at its offices at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., with a copy to Deutsche Bank National Trust Company Trust & Securities Services, 100 Plaza One, 6th Floor, MS: JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., or at such other place as Pledge Collateral Agent may from time to time designate in writing.
     (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Secured Party shall be sufficiently given if addressed to Secured Party and received by it at its offices at MetLife, Inc., 1095 Avenue of the Americas, New York, NY 10036; Attention: General Counsel; Facsimile: (212) 578-4992, or at such other place as Secured Party may from time to time designate in writing.
     (d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Pledgor shall be sufficiently given if addressed to Pledgor and received by it at its offices at ALICO Holdings LLC, c/o American International Group, Inc., 70 Pine Street, New York, NY 10270; Attention: General Counsel; Facsimile: (212) 425-2175, or at such other place as Pledgor may from time to time designate in writing.
     (e) Any notice or other instrument in writing, authorized or required by this Agreement to be given to Stock Purchase Contract Agent shall be sufficiently given if addressed to Stock Purchase Contract Agent and received by it at its offices at Deutsche Bank Trust Company Americas, Trust and Securities Services, 60 Wall Street, 27th Floor, MS: NYC60-2710, New York, NY 10005, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., with a copy to Deutsche Bank National Trust Company Trust & Securities Services, 100 Plaza One, 6th Floor, MS: JCY03-0699, Jersey City, NJ 07311-3901, Fax: 732-578-4635, Attention: Corporates Team / MetLife, Inc., or at such other place as Stock Purchase Contract Agent may from time to time designate in writing.
Any such notice or other instrument in writing may be delivered by first class mail, personal delivery or telecopy.
     SECTION 6.5 Cumulative Rights; No Waiver. Each and every right granted to Secured Party, Pledgor, Securities Intermediary or Pledge Collateral Agent hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Secured Party, Pledgor, Securities Intermediary or Pledge Collateral Agent to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Secured Party, Pledgor, Securities Intermediary or Pledge Collateral Agent of any right preclude any other future exercise thereof or the exercise of any other right.
     SECTION 6.6 Severability; Amendments; Assignment. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be waived, amended or modified in any manner except by a written agreement executed by the parties hereto. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that, except pursuant to Section 3.7 or Section 6.1, this Agreement shall not be assignable by any party without the written consent of the other parties and any purported assignment in violation of this provision shall be null and void.
     SECTION 6.7 Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver. This Agreement and the Indemnification Collateral Account shall be governed by and construed in accordance with the local law of the State of New York. The State of New York shall be deemed to be the jurisdiction of Securities Intermediary in its capacity as securities intermediary for the Indemnification Collateral Account and hereunder and in its capacity as bank with respect to the Deposit Account, any other deposit account comprising part of the Indemnification Collateral Account governed by this Agreement and hereunder. Secured Party, Pledgor, Pledge Collateral Agent, Securities Intermediary and Stock Purchase Contract Agent hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent or Stock Purchase Contract Agent may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, they each irrevocably agree not to claim, and hereby waives, such immunity. Secured Party, Pledgor, Securities Intermediary, Pledge Collateral Agent and Stock Purchase Contract Agent each hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.
     SECTION 6.8 No Third Party Beneficiaries. In performing hereunder, Securities Intermediary and Pledge Collateral Agent are acting solely on behalf of Secured Party and Pledgor and no contractual or service relationship shall be deemed to be established hereby between Securities Intermediary or Pledge Collateral Agent and any other person.
     SECTION 6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
     SECTION 6.10 USA PATRIOT ACT. Pledgor and Secured Party hereby acknowledge that Securities Intermediary and Pledge Collateral Agent are subject to federal laws, including the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Securities Intermediary and Pledge Collateral

Agent must obtain, verify and record information that allows Securities Intermediary or Pledge Collateral Agent, as the case may be, to identify each of Pledgor and Secured Party. Accordingly, prior to opening the Indemnification Collateral Account hereunder and the Collateral Accounts under the Pledge Agreement Securities Intermediary and Pledge Collateral Agent will ask Pledgor and/or Secured Party to provide certain information including, but not limited to, Pledgor’s and/or Secured Party’s name, physical address, tax identification number and other information that will help Securities Intermediary to identify and verify each of Pledgor’s and Secured Party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Pledgor and Secured Party agree that Securities Intermediary and Pledge Collateral Agent cannot open the Indemnification Collateral Account hereunder or the Collateral Accounts under the Pledge Agreement unless and until Securities Intermediary and Pledge Collateral Agent verify Pledgor’s and/or Secured Party’s identity in accordance with its CIP.
     SECTION 6.11 Agreement of Stock Purchase Contract Agent. Stock Purchase Contract Agent agrees that, to the extent that Pledgor must take actions or give instructions pursuant to this Agreement that must be taken or given by Stock Purchase Contract Agent under the Pledge Agreement, Stock Purchase Contract Agent shall take those actions or give those instructions when, if and in the manner requested by Pledgor. In taking any such actions or giving any such instructions, Stock Purchase Contract Agent shall incur no liability to any other party to this Agreement for taking such actions or giving such instructions in the manner instructed by Pledgor. In connection with its execution and performance hereunder the Stock Purchase Contract Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Stock Purchase Contract Agreement.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

MetLife, Inc. as Secured Party
By:
Name:
Title:

ALICO Holdings LLC, as Pledgor
By:
Name:
Title:

Deutsche Bank Trust Company Americas, as Securities Intermediary and Pledge Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Amended and Restated Indemnification Collateral Account, Security
and Control Agreement

For the limited purpose set forth in Section 6.11: Deutsche Bank Trust Company Americas, as Stock Purchase Contract Agent
By:
Name:
Title:

By:
Name:
Title:

For the limited purposes set forth in Section 5.1(c) and Section 5.7 American International Group, Inc.
By:
Name:
Title:

Amended and Restated Indemnification Collateral Account, Security
and Control Agreement

SCHEDULE I
Contact Persons for Confirmation

Name	Phone Number
Don Anderson	(973) 355-4783 (Office);
(973) 886-4040 (Cell)
Morita Fullwood	(212) 578-8851

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SCHEDULE II
Investment Guidelines
ALM Investment Guidelines

Portfolio Objective	The Portfolio’s Objective is Safety of Principal.

Investible Assets	Treasury Bills (1- and 3-month) and Treasury Money Market Funds

Asset Distribution

		Maximum
	Neutral	Allowable
	Point	Holdings
Fixed Income
US Treasury Bills/Money Market Funds *	100.0%	100%
US Treasuries / Agencies	0.0%	0%
Residential MBS	0.0%	0%
Commercial MBS	0.0%	0%
ABS	0.0%	0%
Corporates
NAIC 1	0.0%	0%
NAIC 2	0.0%	0%
Total Fixed Income	100.0%

*	Not to exceed 10% of any one Treasury Money Market Fund
     Upon receipt of a Written Instruction from Secured Party to sell or liquidate any Permitted Investments at least five (5) Business Days prior to the proposed date of withdrawal from the Indemnification Collateral Account, Securities Intermediary will sell or liquidate sufficient Permitted Investments in the Indemnification Collateral Account in order to provide for a sufficient amount of cash in the Indemnification Collateral Account so as to permit the withdrawal.

SII-1

Exhibit D
Section 11.05 of the Seller Disclosure Letter
Section 11.05
Payment
(e) Equity Units Valuation Methodology
The valuation agent will value the Equity Units based on the sum of the valuations of the three tranches of the Equity Units. If any of the stock purchase contracts have been settled for MetLife common stock on or prior to the valuation date, the MetLife common stock issued thereunder will be valued based on the market price of MetLife common stock. The valuation agent will value the Equity Units as if the securities were fully-distributed in a liquid trading market with no additional discounts applied (whether for “new issue”, transfer or hedging restrictions, or due to the fact that the security is held by one party).
Each of the three tranches will be valued based on the sum of:
1)	the market price of 28,232,000 shares of MetLife common stock (number of shares subject to anti-dilution adjustments);

2)	plus the present value of All-in Payments on the applicable tranche of the Equity Units using the Applicable Discount Rate;

3)	minus the present value of Foregone MetLife Dividends on the applicable tranche of the Equity Units using the Applicable Discount Rate;

4)
less the value of 28,232,000 call options with an exercise price of $35.42 each (number of call options and strike price subject to anti-dilution adjustments) expiring on the applicable Stock Purchase Date;

5)
plus the value of 22,588,000 call options with an exercise price of $44.275 each (number of call options and strike price subject to anti-dilution adjustments) expiring on the applicable Stock Purchase Date.

For any tranche of the Equity Units, should a failed remarketing lead to an extension of the applicable Stock Purchase Date, subsequent to the first scheduled applicable Stock Purchase Date, the valuation for such tranche will be based on the sum of (1), (2), and (3)

above, adjusting (1) for the number of shares of MetLife common stock issuable on the next succeeding applicable Stock Purchase Date (subject to anti-dilution adjustments).
The market price with respect to shares of MetLife common stock on the valuation date means the closing price per share for MetLife common stock ending on such day, or, if no closing price is available for such day, the closing price for the last preceding trading day.
For any applicable tranche of the Equity Units, the All-in Payments means the sum of any interest payable on the underlying senior unsecured note and any contract adjustment payments payable on the applicable stock purchase contract through the applicable stock purchase date.
For any applicable tranche of the Equity Units, the Foregone MetLife Dividends means, for any dividend record date below prior to the applicable Stock Purchase Date, the product of (i) $0.74 and (ii) 28,232,000. The dividend record dates to consider are:
•	November 9, 2010

•	November 9, 2011

•	November 9, 2012

•	November 9, 2013

•	November 9, 2014
For purposes of this valuation, the applicable Stock Purchase Date means, for any tranche of the Equity Units, the next scheduled stock purchase settlement date (as defined in the Agreement), assuming the next succeeding remarketing is successful.
For any applicable tranche of the Equity Units, the Applicable Discount Rate shall be calculated as the sum, on the valuation date, of:
•	the yield to maturity on the U.S. Treasury security maturing closest to the applicable Stock Purchase Date;

•	plus the yield to maturity on MetLife’s 6.75% notes due 2016 (cusip no. 043194135) minus the yield to maturity on the U.S. Treasury note security maturing closest to MetLife’s 6.75% notes due 2016.
The value of the call options will be determined using the Black-Scholes option pricing formula for European call options.
This Black-Scholes option pricing formula is a function of:

•	the market price of MetLife’s stock price;

•	the “risk-free rate,” defined as the yield to maturity on the U.S. Treasury security maturing closest to the applicable Stock Purchase Date;

•	the volatility of MetLife common stock;

•	time, calculated as the time from the valuation date to the applicable Stock Purchase Date (the “applicable Tenor”);

•	MetLife’s dividend yield, calculated as the dividend threshold amount ($0.74), divided by the market price of MetLife common stock; and

•	the exercise price.
The volatility of MetLife common stock for the call option with an exercise price of $35.42 (subject to anti-dilution adjustments) will be calculated as the annualized standard deviation of the logarithmic daily returns on MetLife common stock over the 100 consecutive trading day period ending on the valuation date plus the applicable Volatility Skew.
The volatility of MetLife common stock for the call option with an exercise price of $44.275 (subject to anti-dilution adjustments) will be calculated as the annualized standard deviation of the logarithmic daily returns on MetLife common stock over the 100 consecutive trading day period ending on the valuation date minus the applicable Volatility Skew.
•	The applicable Volatility Skew shall be 4.5%
Acquiror Interim Preferred Stock Valuation Methodology
At any time prior to the listing of the Acquiror Interim Preferred Stock, the fair market value of each share of Interim Preferred Stock shall be equal to the product of (x) a share of Acquiror Stock valued consistent with section 11.05 (e)(i)(z) and (y) 10. At any time after the Acquiror Interim Preferred Stock is registered and listed for trading on a national securities exchange, the fair market value of each share of Acquiror Interim Preferred Stock shall be equal to the volume weighted average price of a share of Acquiror Interim Preferred Stock on such exchange over the ten trading days ending on the second trading day prior to the date of the determination.

Exhibit E
Release of Lien Letter
March [_], 2011
American International Group, Inc.
Attention: General Counsel
180 Maiden Lane
New York, NY 10038
Ladies and Gentlemen:
     Reference is made to (i) the Guarantee, Pledge and Proceeds Application Agreement (as amended, the “GPPA”) dated as of January 14, 2011 among American International Group, Inc. (“AIG”), the Guarantors party thereto and ALICO Holdings LLC (the “ALICO SPV”) and AIA Aurora LLC, as the Secured Parties, and (ii) the Coordination Agreement (the “Coordination Agreement”) dated as of March [_], 2011 among AIG, MetLife, Inc. (“MetLife”) and the ALICO SPV. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the GPPA.
     AIG has advised the Secured Parties and the Rights Holder that on March [_], 2011, the ALICO SPV intends to sell the Designated Shares (as such term is defined in the Coordination Agreement) to MetLife. This letter confirms that upon the consummation of such sale the Transaction Liens on the Designated Shares will cease immediately pursuant to Section 6(g) of the GPPA without any further action by the Secured Parties.
     AIG or the ALICO SPV may furnish a copy of this letter to MetLife.

Yours sincerely,

UNITED STATES DEPARTMENT OF
THE TREASURY, as the Rights
Holder

By:
Name: Timothy G. Massad
Title: Acting Assistant Secretary for Financial Stability

AIA AURORA LLC, as Secured Party

By:
Name: Brian T. Schreiber
Title: Manager

ALICO HOLDINGS LLC, as Secured Party

By:
Name: Brian T. Schreiber
Title: Manager

cc:	Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Attention: Robert W. Reeder III, Michael M. Wiseman, Gary Israel
[CONFIRMATION OF RELEASE OF LIENS ON METLIFE PREFERRED STOCK]

E-1

Acknowledged:

AMERICAN INTERNATIONAL GROUP,
INC., as Pledgor

By:
Name: Brian T. Schreiber
Title: Executive Vice President, Treasury and Capital Markets
[CONFIRMATION OF RELEASE OF LIENS ON METLIFE PREFERRED STOCK]

E-2

Schedule I
Governmental Approvals
Governmental Approvals Required by the Parent and the Seller
1.	Notice by the Seller to the UK FSA.

2.	Notice by the Seller to the Central Bank of Ireland.

3.	Notice by the Seller to European Union jurisdictions in which the Company has domiciled subsidiaries.
Governmental Approvals Required by the Company
1.	Notice by the Company to the UK FSA.

2.	Notice by the Company to the Central Bank of Ireland.

I-1

Schedule II
No Conflicts
Consent from the United States Department of the Treasury under (i) the Master Transaction Agreement, dated as of December 8, 2010, among American International Group, Inc., ALICO Holdings LLC, AIA Aurora LLC, the Federal Reserve Bank of New York, the United States Department of the Treasury and the AIG Credit Facility Trust; (ii) the Guarantee, Pledge and Proceeds Application Agreement, dated as of January 14, 2011, among AIG, the Guarantors party thereto and the AIA SPV and ALICO SPV, as the Secured Parties; and (iii) the Second Amended and Restated Limited Liability Company Agreement of ALICO Holdings LLC, dated as of December 1, 2009 (as amended, including by the Master Transaction Agreement).

II-1